                       REVOLVING CREDIT AGREEMENT

                      DATED AS OF JANUARY 25, 1998

                                  among

                     STORAGE TRUST PROPERTIES, L.P.

                                   and

                            BANKBOSTON, N.A.,

         BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,

                                   and

                    THE OTHER BANKS WHICH MAY BECOME
                        PARTIES TO THIS AGREEMENT

                                   and

                            BANKBOSTON, N.A.,
                                AS AGENT

                                TABLE OF CONTENTS

Section 1.  DEFINITIONS AND RULES OF INTERPRETATION. . . . . . . . . . . . .  -1-
              Section 1.1.   Definitions . . . . . . . . . . . . . . . . . .  -1-
              Section 1.2.   Rules of Interpretation . . . . . . . . . . . . -15-

Section 2.  THE REVOLVING CREDIT FACILITY. . . . . . . . . . . . . . . . . . -16-
              Section 2.1.   Commitment to Lend. . . . . . . . . . . . . . . -16-
              Section 2.2.   Facility Fee. . . . . . . . . . . . . . . . . . -17-
              Section 2.3.   Reduction and Termination of Commitment . . . . -17-
              Section 2.4.   Notes . . . . . . . . . . . . . . . . . . . . . -18-
              Section 2.4A   Swing Loan Commitments. . . . . . . . . . . . . -18-
              Section 2.5.   Interest on Loans . . . . . . . . . . . . . . . -20-
              Section 2.6.   Requests for Loans. . . . . . . . . . . . . . . -21-
              Section 2.7.   Funds for Loans . . . . . . . . . . . . . . . . -22-
              Section 2.8.   Loan Tranches . . . . . . . . . . . . . . . . . -23-

Section 3.  REPAYMENT OF THE LOANS . . . . . . . . . . . . . . . . . . . . . -24-
              Section 3.1.   Stated Maturity . . . . . . . . . . . . . . . . -24-
              Section 3.2.   Mandatory Prepayments . . . . . . . . . . . . . -24-
              Section 3.3.   Optional Prepayments. . . . . . . . . . . . . . -24-
              Section 3.4.   Partial Prepayments . . . . . . . . . . . . . . -24-
              Section 3.5.   Effect of Prepayments . . . . . . . . . . . . . -24-
              Section 3.6.   Proceeds from Debt or Equity Offering . . . . . -24-

Section 4.  CERTAIN GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . -25-
              Section 4.1.   Conversion Options. . . . . . . . . . . . . . . -25-
              Section 4.2.   Closing Fee . . . . . . . . . . . . . . . . . . -25-
              Section 4.2A.  Additional Fees . . . . . . . . . . . . . . . . -26-
              Section 4.3.   Agent's Fee . . . . . . . . . . . . . . . . . . -26-
              Section 4.4.   Funds for Payments. . . . . . . . . . . . . . . -26-
              Section 4.5.   Computations. . . . . . . . . . . . . . . . . . -27-
              Section 4.6.   Inability to Determine LIBOR Rate . . . . . . . -27-
              Section 4.7.   Illegality. . . . . . . . . . . . . . . . . . . -27-
              Section 4.8.   Additional Interest . . . . . . . . . . . . . . -27-
              Section 4.9.   Additional Costs, Etc.. . . . . . . . . . . . . -28-
              Section 4.10.  Capital Adequacy. . . . . . . . . . . . . . . . -29-
              Section 4.11.  Indemnity of Borrower . . . . . . . . . . . . . -29-
              Section 4.12.  Interest on Overdue Amounts; Late Charge. . . . -30-
              Section 4.13.  Certificate . . . . . . . . . . . . . . . . . . -30-
              Section 4.14.  Limitation on Interest. . . . . . . . . . . . . -30-

Section 5.  SECURITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . -30-

Section 6.  REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . -31-
              Section 6.1.   Corporate Authority, Etc. . . . . . . . . . . . -31-
              Section 6.2.   Governmental Approvals. . . . . . . . . . . . . -32-
              Section 6.3.   Title to Properties; Leases . . . . . . . . . . -32-
              Section 6.4.   Financial Statements. . . . . . . . . . . . . . -32-
              Section 6.5.   No Material Changes . . . . . . . . . . . . . . -33-
              Section 6.6.   Franchises, Patents, Copyrights, Etc. . . . . . -33-
              Section 6.7.   Litigation. . . . . . . . . . . . . . . . . . . -33-
              Section 6.8.   No Materially Adverse Contracts, Etc. . . . . . -33-
              Section 6.9.   Compliance with Other Instruments, Laws, Etc. . -33-


              Section 6.10.  Tax Status. . . . . . . . . . . . . . . . . . . -34-
              Section 6.11.  No Event of Default . . . . . . . . . . . . . . -34-
              Section 6.12.  Holding Company and Investment Company Acts . . -34-
              Section 6.13.  Absence of UCC Financing Statements, Etc. . . . -34-
              Section 6.14.  Certain Transactions. . . . . . . . . . . . . . -34-
              Section 6.15.  Employee Benefit Plans. . . . . . . . . . . . . -34-
              Section 6.16.  Regulations U and X . . . . . . . . . . . . . . -35-
              Section 6.17.  Environmental Compliance. . . . . . . . . . . . -35-
              Section 6.18.  Subsidiaries. . . . . . . . . . . . . . . . . . -36-
              Section 6.19.  Loan Documents and the Guarantor. . . . . . . . -36-
              Section 6.20.  Property. . . . . . . . . . . . . . . . . . . . -37-
              Section 6.21.  Brokers . . . . . . . . . . . . . . . . . . . . -37-
              Section 6.22.  Other Debt. . . . . . . . . . . . . . . . . . . -37-
              Section 6.23.  Solvency. . . . . . . . . . . . . . . . . . . . -37-
              Section 6.24.  Partners and Guarantor. . . . . . . . . . . . . -38-
              Section 6.25.  No Fraudulent Intent. . . . . . . . . . . . . . -38-
              Section 6.26.  Transaction in Best Interests of Borrower;
                             Consideration . . . . . . . . . . . . . . . . . -38-

Section 7.  AFFIRMATIVE COVENANTS OF THE BORROWER. . . . . . . . . . . . . . -38-
              Section 7.1.   Punctual Payment. . . . . . . . . . . . . . . . -38-
              Section 7.2.   Maintenance of Office . . . . . . . . . . . . . -38-
              Section 7.3.   Records and Accounts. . . . . . . . . . . . . . -38-
              Section 7.4.   Financial Statements, Certificates and
                             Information . . . . . . . . . . . . . . . . . . -39-
              Section 7.5.   Notices . . . . . . . . . . . . . . . . . . . . -41-
              Section 7.6.   Existence; Maintenance of Properties. . . . . . -42-
              Section 7.7.   Insurance . . . . . . . . . . . . . . . . . . . -42-
              Section 7.8.   Taxes . . . . . . . . . . . . . . . . . . . . . -42-
              Section 7.9.   Inspection of Properties and Books. . . . . . . -43-
              Section 7.10.  Compliance with Laws, Contracts, Licenses,
                             and Permits . . . . . . . . . . . . . . . . . . -43-
              Section 7.11.  Use of Proceeds . . . . . . . . . . . . . . . . -43-
              Section 7.12.  Further Assurances. . . . . . . . . . . . . . . -44-
              Section 7.13.  Management; Business Operations . . . . . . . . -44-
              Section 7.14.  Unencumbered Operating Properties . . . . . . . -44-
              Section 7.15.  Limiting Agreements . . . . . . . . . . . . . . -45-
              Section 7.16.  Limiting Agreements . . . . . . . . . . . . . . -45-
              Section 7.17.  Ownership of Real Estate. . . . . . . . . . . . -46-
              Section 7.18.  Distributions of Income to the Borrower . . . . -46-
              Section 7.19.  Additional Guarantors.  . . . . . . . . . . . . -46-

Section 8.  CERTAIN NEGATIVE COVENANTS OF THE BORROWER . . . . . . . . . . . -47-
              Section 8.1.   Restrictions on Indebtedness. . . . . . . . . . -47-
              Section 8.2.   Restrictions on Liens, Etc. . . . . . . . . . . -48-
              Section 8.3.   Restrictions on Investments . . . . . . . . . . -49-
              Section 8.4.   Merger, Consolidation . . . . . . . . . . . . . -51-
              Section 8.5.   Sale and Leaseback. . . . . . . . . . . . . . . -51-
              Section 8.6.   Compliance with Environmental Laws. . . . . . . -51-
              Section 8.7.   Distributions . . . . . . . . . . . . . . . . . -52-
              Section 8.8.   Asset Sales . . . . . . . . . . . . . . . . . . -53-
              Section 8.9.   Development Activity. . . . . . . . . . . . . . -53-
              Section 8.10.  Sources of Capital. . . . . . . . . . . . . . . -53-
              Section 8.11.  Restriction on Prepayment of Indebtedness . . . -53-
              Section 8.12.  Restrictions on Dilution. . . . . . . . . . . . -54-

                                    -ii-

Section 9.  FINANCIAL COVENANTS OF THE BORROWER. . . . . . . . . . . . . . . -54-
              Section 9.1.   Liabilities to Assets Ratio . . . . . . . . . . -54-
              Section 9.2.   Debt Coverage . . . . . . . . . . . . . . . . . -54-
              Section 9.3.   Fixed Charge Coverage . . . . . . . . . . . . . -54-
              Section 9.4.   Shareholder's Equity. . . . . . . . . . . . . . -54-
              Section 9.5.   Borrowing Base. . . . . . . . . . . . . . . . . -55-

Section 10.  CLOSING CONDITIONS. . . . . . . . . . . . . . . . . . . . . . . -55-
              Section 10.1.  Loan Documents. . . . . . . . . . . . . . . . . -55-
              Section 10.2.  Certified Copies of Organizational Documents. . -55-
              Section 10.3.  Bylaws; Resolutions . . . . . . . . . . . . . . -55-
              Section 10.4.  Incumbency Certificate; Authorized Signers. . . -55-
              Section 10.5.  Opinion of Counsel. . . . . . . . . . . . . . . -56-
              Section 10.6.  Payment of Fees . . . . . . . . . . . . . . . . -56-
              Section 10.7.  Performance; No Default . . . . . . . . . . . . -56-
              Section 10.8.  Representations and Warranties. . . . . . . . . -56-
              Section 10.9.  Proceedings and Documents . . . . . . . . . . . -56-
              Section 10.10. Compliance Certificate. . . . . . . . . . . . . -56-
              Section 10.11. Other . . . . . . . . . . . . . . . . . . . . . -56-

Section 11. CONDITIONS TO ALL BORROWINGS . . . . . . . . . . . . . . . . . . -56-
              Section 11.1.  Prior Conditions Satisfied. . . . . . . . . . . -56-
              Section 11.2.  Representations True; No Default. . . . . . . . -57-
              Section 11.3.  No Legal Impediment . . . . . . . . . . . . . . -57-
              Section 11.4.  Governmental Regulation . . . . . . . . . . . . -57-
              Section 11.5.  Proceedings and Documents . . . . . . . . . . . -57-
              Section 11.6.  Borrowing Documents . . . . . . . . . . . . . . -57-

Section 12.  EVENTS OF DEFAULT; ACCELERATION; ETC. . . . . . . . . . . . . . -57-
              Section 12.1.  Events of Default and Acceleration. . . . . . . -57-
              Section 12.1A. Limitation of Cure Periods. . . . . . . . . . . -60-
              Section 12.2.  Termination of Commitments. . . . . . . . . . . -61-
              Section 12.3.  Remedies. . . . . . . . . . . . . . . . . . . . -61-
              Section 12.4.  Distribution of Proceeds. . . . . . . . . . . . -61-

Section 13.  SETOFF. . . . . . . . . . . . . . . . . . . . . . . . . . . . . -62-

Section 14. THE AGENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . -63-
              Section 14.1.  Authorization . . . . . . . . . . . . . . . . . -63-
              Section 14.2.  Employees and Agents. . . . . . . . . . . . . . -63-
              Section 14.3.  No Liability. . . . . . . . . . . . . . . . . . -63-
              Section 14.4.  No Representations. . . . . . . . . . . . . . . -63-
              Section 14.5.  Payments. . . . . . . . . . . . . . . . . . . . -64-
              Section 14.6.  Holders of Notes. . . . . . . . . . . . . . . . -65-
              Section 14.7.  Indemnity . . . . . . . . . . . . . . . . . . . -65-
              Section 14.8.  Agent as Bank . . . . . . . . . . . . . . . . . -65-
              Section 14.9.  Resignation . . . . . . . . . . . . . . . . . . -65-
              Section 14.10. Duties in the Case of Enforcement . . . . . . . -65-

Section 15.  EXPENSES. . . . . . . . . . . . . . . . . . . . . . . . . . . . -66-

Section 16.  INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . -67-

                                    -iii-

Section 17.  SURVIVAL OF COVENANTS, ETC. . . . . . . . . . . . . . . . . . . -67-

Section 18.  ASSIGNMENT AND PARTICIPATION. . . . . . . . . . . . . . . . . . -68-
              Section 18.1.  Conditions to Assignment by Banks . . . . . . . -68-
              Section 18.2.  Register. . . . . . . . . . . . . . . . . . . . -69-
              Section 18.3.  New Notes . . . . . . . . . . . . . . . . . . . -69-
              Section 18.4.  Participations. . . . . . . . . . . . . . . . . -70-
              Section 18.5.  Pledge by Bank. . . . . . . . . . . . . . . . . -70-
              Section 18.6.  No Assignment by Borrower . . . . . . . . . . . -70-
              Section 18.7.  Disclosure. . . . . . . . . . . . . . . . . . . -70-

Section 19.  NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . -70-

Section 20.  RELATIONSHIP. . . . . . . . . . . . . . . . . . . . . . . . . . -72-

Section 21.  GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE. . . . . . . -72-

Section 22.  HEADINGS. . . . . . . . . . . . . . . . . . . . . . . . . . . . -72-

Section 23.  COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . . . . . -72-

Section 24.  ENTIRE AGREEMENT, ETC.. . . . . . . . . . . . . . . . . . . . . -73-

Section 25.  WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS. . . . . . . . . -73-

Section 26.  DEALINGS WITH THE BORROWER. . . . . . . . . . . . . . . . . . . -73-

Section 27.  CONSENTS, AMENDMENTS, WAIVERS, ETC. . . . . . . . . . . . . . . -73-

Section 28.  SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . . . . . -74-

Section 29.  NO UNWRITTEN AGREEMENTS . . . . . . . . . . . . . . . . . . . . -74-

Section 30.  TIME OF THE ESSENCE . . . . . . . . . . . . . . . . . . . . . . -74-

Section 31.  LIMITATION ON LIABILITY . . . . . . . . . . . . . . . . . . . . -75-


EXHIBITS AND SCHEDULES:

EXHIBIT A  Form of Note
EXHIBIT B  Form of Swing Loan Note
EXHIBIT C  Form of Request for Note
EXHIBIT D  Form of Request for Activation of Tranche B
EXHIBIT E  Form of Compliance Certificate


                                    -iv-

SCHEDULE 1      Banks and Commitments
SCHEDULE 2      Example of Test Debt Service Coverage Amount
SCHEDULE 6.17   Environmental Matters
SCHEDULE 6.18   Subsidiaries of the Borrower
SCHEDULE 7.14   Unencumbered Operating Properties
SCHEDULE 9.1    Defined Terms


                                    -v-

                       REVOLVING CREDIT AGREEMENT


     This REVOLVING CREDIT AGREEMENT is made as of the 25th day of January, 1998 by and among STORAGE TRUST PROPERTIES, L.P. (the
"Borrower"), a Delaware limited partnership having its principal place of business at 2407 Rangeline, Columbia, Missouri 65202,
BANKBOSTON, N.A., BANK OF AMERICA NATIONAL TRUST AND SAVINGS
ASSOCIATION, individually and as Syndication Agent, and the other lending institutions which may become parties hereto pursuant to
Section 18 (the "Banks"), and BANKBOSTON, N.A., as Managing and
Administrative Agent for the Banks (the "Agent").

                                RECITALS.

     WHEREAS, Borrower has requested that the Banks provide a revolving credit facility to Borrower; and

     WHEREAS, Agent and the Banks are willing to provide such facility to Borrower upon the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the recitals herein and the mutual covenants contained herein, the parties hereto hereby covenant and agree as follows:

     Section 1.  DEFINITIONS AND RULES OF INTERPRETATION.

     Section 1.1. Definitions. The following terms shall have the meanings set forth in this Section l or elsewhere in the provisions of this Agreement referred to below:

     Actual Scheduled Principal Payments. For any period, the sum of all scheduled or mandatory principal payments due and payable during such period with respect to all Indebtedness of the Borrower excluding any balloon payments due upon maturity of any Indebtedness.

     Additional Guarantor.  See Section 7.19.

     Affiliates. An Affiliate, as applied to any Person, shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means
(a) the possession, directly or indirectly, of the power to vote ten percent (10%) or more of the stock, shares, voting trust certificates, beneficial interest, partnership interests, member interests or other interests having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise, or (b) the ownership of (i) a general partnership interest, (ii) a managing member's interest in a limited liability company or (iii) a limited partnership interest or preferred stock (or other ownership interest) representing ten percent (10%) or more of the outstanding limited partnership interests, preferred stock or other ownership interests of such Person.


Notwithstanding the foregoing, an Affiliate shall not include a Subsidiary of such Person. For the purposes of determining whether a Person is an Affiliate of Borrower or Storage Trust Guarantor, a Person which merely owns an interest in Storage Trust Guarantor and which is not otherwise engaged in business with Storage Trust
Guarantor or Borrower shall not be considered an Affiliate thereof.

     Agent. BankBoston, N.A. acting as managing and administrative agent for the Banks, its successors and assigns.

     Agent's Head Office.  The Agent's head office located at 100
Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time by notice to the Borrower and the Banks.

     Agent's Special Counsel. Long Aldridge & Norman LLP or such other counsel as may be approved by the Agent.

     Agreement.  This Revolving Credit Agreement, including the
Schedules and Exhibits hereto, as the same may be modified or amended.

     Agreement Regarding Fees. The Agreement Regarding Fees dated of even date herewith between the Borrower and BKB.

     Applicable Margin.  The Applicable Margin for LIBOR Rate
Loans shall be determined as follows:


                                                Applicable Margin for
                      Rating                      LIBOR Rate Loans
                Investment Grade Rating from           1.10%
                S&P or Moody's

                Investment Grade Rating from           1.20%
                DCR (and no Investment Grade
                Rating obtained from S&P or
                Moody's or lower of such
                ratings is not an Investment
                Grade Rating)

                No Investment Grade Rating             1.50%
                (or DCR rating is not an
                Investment Grade Rating and
                lower of S&P and Moody's
                rating is not an Investment
                Grade Rating)

     In the event of any change in an Implied Rating of either the Borrower or Storage Trust Guarantor by any of the Rating Agencies or if either the Borrower's or Storage Trust Guarantor's Implied Rating shall cease at any time to be an Investment Grade Rating by any of the Rating Agencies (but subject to the provisions within the definition of the term "Investment Grade Rating") and the effect thereof would be an increase in the Applicable Margin, such change shall effect an increase in the Applicable Margin on the first Business Day after the Rating Notice Date; provided, further, that if any such event shall occur which would result in a reduction of the Applicable Margin, such event shall effect a reduction in the Applicable Margin as to each LIBOR Rate Loan only upon the commencement of a new Interest Period applicable to such Loan. It is the intention of the parties that if either the Borrower or Storage Trust Guarantor shall only obtain an Investment Grade Rating from one of the applicable Rating Agencies without seeking an Investment Grade Rating from the other Rating Agencies, the Borrower shall be entitled to the benefit of the rate reductions described above (it being the intent of the parties that the Borrower shall be entitled to the benefit of the rate reductions described above if only one of the Borrower or Storage Trust Guarantor obtains an applicable Investment Grade Rating); provided that if one of the Borrower or Storage Trust Guarantor shall have obtained an Investment Grade Rating from one or more of the Rating Agencies, the lowest of the ratings (or the loss of the Investment Grade Rating from any of the Rating Agencies thereafter), shall control as provided above; and provided further that if only one of the Borrower or Storage Trust Guarantor shall have obtained an Investment Grade Rating from one of the Rating Agencies, the loss of the Investment Grade Rating from such Rating Agency shall control as provided above. It is further the intention of the parties that if both the Borrower and Storage Trust Guarantor shall have obtained an Investment Grade Rating from one or more of the Rating Agencies, the lowest of any of such ratings (or the loss of the Investment Grade Rating from any of the Rating Agencies thereafter as to either the Borrower or Storage Trust Guarantor), shall control as provided above.

     Asset Value shall mean the purchase price of Real Estate (including improvements and related fixtures, personal property and intangibles) and ordinary related purchase transaction costs without deduction for depreciation, or if the Real Estate has been developed by such Person, the completed construction costs determined in accordance with generally accepted accounting principles without deduction for depreciation. If the Real Estate is purchased as a part of a group of properties, the Asset Value shall be calculated based upon a reasonable allocation by the Borrower of the aggregate purchase price among all Real Estate purchased in such transaction.

     Balance Sheet Date.  December 31, 1997.

     Banks. BKB, BOA, the other lending institutions party to this Agreement, and any other Person who becomes an assignee of any rights of a Bank pursuant to Section 18 (but not including any Participant, as defined in Section 18).

     Base Rate. The higher of (a) the annual rate of interest announced from time to time by Agent at Agent's Head Office as its "base rate", and (b) one half of one percent (0.5%) above the Federal Funds Effective Rate (rounded upwards, if necessary, to the next one-eighth of one percent). Any change in the rate of interest payable hereunder resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate becomes effective.

     Base Rate Loans. Those Loans bearing interest calculated by reference to the Base Rate.

     BKB.  BankBoston, N.A.

     BOA.  Bank of America National Trust and Savings
Association.

     Borrower.  As defined in the preamble hereto.

     Borrowing Base. The Borrowing Base shall be the amount which is the lesser of (a) the maximum amount which, when added to the total outstanding balance of all unsecured Indebtedness of the Borrower and its Subsidiaries (including the Loans), would not exceed fifty percent (50%) of the aggregate Asset Value of the Unencumbered Operating Properties, and (b) the maximum amount which would not cause the Test Debt Service Coverage Amount for the Unencumbered Operating Properties to be less than two (2).

     Business Day. Any day on which banking institutions located in the same city and State as Agent's Head Office are located and are open for the transaction of banking business and, in the case of LIBOR Rate Loans, which also is a LIBOR Business Day.

     Capital Improvement Reserve.  With respect to an
Unencumbered Operating Property, a reserve in the amount of ten cents ($0.10) per annum multiplied by the average Net Rentable
Area contained therein.

     Capitalized Lease. A lease under which a Person is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

     CERCLA.  See Section 6.17.

     Closing Date. The first date on which all of the conditions set forth in Section 10 and Section 11 have been satisfied.

     Code.  The Internal Revenue Code of 1986, as amended.

     Commitment. With respect to each Bank, the amount set forth on Schedule 1 hereto as the amount of such Bank's Commitment to make or maintain Loans (other than Swing Loans) to the Borrower, as the same may be changed from time to time in accordance with the terms of this Agreement.

     Commitment Percentage. With respect to each Bank, the percentage set forth on Schedule 1 hereto as such Bank's percentage of the aggregate Commitments of all of the Banks.

     Compliance Certificate.  See Section 7.4(c).

     Consolidated or combined. With reference to any term defined herein, that term as applied to the accounts of the Borrower and its Subsidiaries, consolidated or combined in accordance with generally accepted accounting principles.

     Consolidated Total Assets.  The amount which is equal to
(i) all assets of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles minus (ii) the net book value of all assets, after deducting any reserves applicable thereto, which would be treated as intangible under generally accepted accounting principles, including, without limitation, good will, trademarks, trade names, service marks, brand names, copyrights, patents and unamortized debt discount and expense, organizational expenses and the excess of the equity in any Subsidiary over the cost of the investment in each Subsidiary. All real estate assets shall be valued on an undepreciated cost basis. The assets of the Borrower and its Subsidiaries on the consolidated financial statements of the Borrower and its Subsidiaries shall be adjusted to reflect the Borrower's allocable share of such asset, for the relevant period or as of the date of determination, taking into account (a) the relative proportion of each such item derived from assets directly owned by the Borrower and from assets owned by their respective Subsidiaries, and
(b) the Borrower's respective ownership interest in its Subsidiaries.

     Consolidated Total Liabilities. All liabilities of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles and all Indebtedness of the Borrower and its Subsidiaries, whether or not so classified. In the event that a Person has an ownership or other equity interest in any other Person, which investment is not consolidated in accordance with generally accepted accounting principles (that is, such interest is a "minority interest"), then the liabilities of such first Person and its Subsidiaries shall include such Person's or its Subsidiaries' allocable share of all Indebtedness of such second Person in which a minority interest is owned based on such first Person's respective ownership interest in such second Person.

     Contribution Agreement.  A Contribution Agreement among the
Borrower and the Additional Guarantors, such agreement to be in form and substance satisfactory to Agent.

     Conversion Request. A notice given by the Borrower to the Agent of its election to convert or continue a Loan in accordance with Section 4.1.

     DCR.  Duff & Phelps Credit Rating Co.

     Debt Offering. The issuance and sale by the Borrower or Storage Trust Guarantor of any debt securities of the Borrower or Storage Trust Guarantor.

     Debt Service.  For any period, the sum of all interest
(including capitalized interest) and the Actual Scheduled
Principal Payments that are due and payable during such period.

     Default.  See Section 12.1.

     Distribution. The declaration or payment of any dividend or distribution on or in respect of any shares of any class of stock or other beneficial interest of a Person, other than dividends or distributions payable solely in equity securities of such Person; the purchase, redemption, exchange or other retirement of any shares of any class of stock or other beneficial interest of a Person, directly or indirectly through a Subsidiary of such Person or otherwise; the return of capital by a Person to its shareholders or other owners of beneficial interest as such; or any other distribution on or in respect of any shares of any class of stock or other beneficial interest of a Person.

     Dollars or $. Dollars in lawful currency of the United
States of America.

     Domestic Lending Office. Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, located within the United States that will be making or maintaining Base Rate Loans.

     Drawdown Date. The date on which any Loan is made or is to be made, and the date on which any Loan which is made prior to the Maturity Date is converted or combined in accordance with
Section 4.1.

     EBITDA. With respect to any Person (or any asset of any Person) for any period, an amount equal to the sum of (a) the Net Income of such Person (or attributable to such asset) for such period plus (b) depreciation and amortization, interest expense, state taxes (if any) and any extraordinary or non-recurring losses deducted in calculating such Net Income minus (c) any extraordinary or nonrecurring gains included in calculating such Net Income all as determined in accordance with generally accepted accounting principles.

     Employee Benefit Plan. Any employee benefit plan within the meaning of Section 3(3) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate, other than a Multiemployer
Plan.

     Environmental Laws.  See Section 6.17(a).

     Equity Offering. The issuance and sale by the Borrower or Storage Trust Guarantor of any equity securities of the Borrower or Storage Trust Guarantor.

     ERISA. The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time and any rules and regulations promulgated pursuant thereto.

     ERISA Affiliate. Any Person which is treated as a single employer with the Borrower under Section 414 of the Code.

     ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

     Eurocurrency Reserve Rate. For any day with respect to a LIBOR Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D or any successor or similar regulation), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

     Event of Default.  See Section 12.1.

     Federal Funds Effective Rate. For any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent.

     Funds Available for Distribution. With respect to any Person for any fiscal period, an amount equal to Funds from Operations minus the Actual Scheduled Principal Payments for such period minus the Capital Improvement Reserve.

     Funds from Operations. With respect to any Person for any fiscal period, the net income (or deficit) of such Person computed in accordance with generally accepted accounting principles, excluding financing costs and gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization and other non-cash items.

     Generally accepted accounting principles. Principles that are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (b) consistently applied with past financial statements of the Borrower adopting the same principles; provided that a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

     Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

     Guarantor.  Collectively, Storage Trust Guarantor and each
Additional Guarantor, or individually any one of such Persons.

     Guaranty. The Unconditional Guaranty of Payment and Performance dated of even date herewith made by Storage Trust Guarantor in favor of Agent and the Banks, and each Unconditional Guaranty of Payment and Performance made by each Additional Guarantor in favor of Agent and the Banks, as the same may be modified or amended, such Guaranty to be in form and substance satisfactory to the Agent.

     Hazardous Substances.  See Section 6.17(b).

     Implied Rating. With respect to a Person, the most recent rating issued from time to time by the Rating Agencies as is applicable to such Person's senior unsecured long-term debt, or if no such senior unsecured long-term debt is outstanding, then the most recent rating issued from time to time by the Rating Agencies as would hypothetically be applicable to such Person's senior unsecured long-term debt (i.e., an implied rating).

     Indebtedness. All obligations, contingent and otherwise, that in accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified:
(a) all debt and similar monetary obligations, whether direct or indirect (including, without limitation, any obligations evidenced by bonds, debentures, notes or similar debt instruments and the obligations described in Section 8.1(h)); (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (c) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest directly or indirectly in a Person, to purchase indebtedness, or to assure the owner of indebtedness against loss through an agreement to purchase goods, supplies or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligation to reimburse the issuer in respect of any letter of credit; (d) any obligation as a lessee or obligor under a Capitalized Lease; (e) all obligations to purchase under agreements to acquire, or otherwise to contribute money with respect to, properties under "development" within the meaning of Section 8.9; and (f) a Person's pro rata share of any of the above-described obligations of its unconsolidated affiliates. Notwithstanding the foregoing, in the event that a Person has incurred Indebtedness with respect to which another Person included within the consolidated financial statements of the first Person is also liable (by reason of a guaranty or otherwise), such Indebtedness shall only be counted once for the purposes of such consolidated financial statements.

     Interest Payment Date. As to each Loan, the first day of each calendar month during the term of such Loan, and with respect to each LIBOR Rate Loan, the last day of the Interest
Period relating thereto.

     Interest Period. With respect to each LIBOR Rate Loan (a) initially, the period commencing on the Drawdown Date of such Loan and ending one, two, three or six months thereafter, and (b) thereafter, each period commencing on the day following the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

           (i) if any Interest Period with respect to a LIBOR Rate Loan would otherwise end on a day that is not a LIBOR Business Day, that Interest Period shall end and the next Interest Period shall commence on the next preceding or succeeding LIBOR Business Day as determined conclusively by the Reference Bank in accordance with the then current bank practice in the applicable LIBOR interbank market;

           (ii) if the Borrower shall fail to give notice as provided in Section 4.1, the Borrower shall be deemed to have requested a conversion of the affected LIBOR Rate Loan to a Base Rate Loan on the last day of the then current Interest Period with respect thereto; and

           (iii) no Interest Period relating to any LIBOR Rate
     Loan shall extend beyond the Maturity Date.

     Investment Grade Rating. With respect to any Person, an Implied Rating equal to or more favorable than BBB- with respect to a rating issued by S&P or DCR (or in the case of a rating issued by Moody's, a rating of Baa3). If, at any time after a Person obtains an Investment Grade Rating, (a) no Implied Rating for such Person's senior unsecured long-term debt shall have been issued or confirmed in writing by either of the Rating Agencies within the previous 365 days, or (b) the rating system of either of the Rating Agencies (as opposed to the rating of a Person) shall change, or (c) either of the Rating Agencies shall no longer perform the functions of a securities rating agency, then the Borrower and the Agent shall promptly negotiate in good faith to amend the reference to the specific ratings in this definition for the determination of the Investment Grade Rating, and pending such amendment, the applicable rating in effect as of the date the event described in this paragraph occurred shall continue to apply.

     Investments. With respect to any Person, all shares of capital stock, evidences of Indebtedness and other securities issued by any other Person, all loans, advances, or extensions of credit to, or contributions to the capital of, any other Person, all purchases of the securities or business or integral part of the business of any other Person and commitments and options to make such purchases, all interests in real property, and all other investments; provided, however, that the term "Investment" shall not include (i) equipment, inventory and other tangible personal property acquired in the ordinary course of business, or
(ii) current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any investment represented as a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

     LIBOR Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in the London interbank market.

     LIBOR Lending Office. Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, that shall be making or maintaining
LIBOR Rate Loans.

     LIBOR Rate. For any Interest Period with respect to a LIBOR Rate Loan, the rate per annum equal to the quotient (rounded upwards to the nearest 1/16 of one percent) of (a) the rate per annum as determined by the Reference Bank's LIBOR Lending Office to be the rate at which Dollar deposits are offered to prime banks by such banks in the London Interbank Market as are selected by the Reference Bank at approximately 11:00 a.m. London time two LIBOR Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the LIBOR Rate Loan to which such Interest Period applies, divided by (b) a number equal to 1.00 minus the Eurocurrency Reserve Rate.

     LIBOR Rate Loans. Loans bearing interest calculated by reference to a LIBOR Rate.

     Liens.  See Section 8.2.

     Loan Documents. This Agreement, the Notes, the Guaranty and all other documents, instruments or agreements now or hereafter executed or delivered by or on behalf of the Borrower or the Guarantor evidencing or securing the Loans.

     Loan Request.  See Section 2.6.

     Loans. The aggregate Loans (including Swing Loans) to be made by the Banks hereunder.

     Majority Banks. As of any date, the Bank or Banks whose aggregate Commitment Percentage is equal to or greater than the required percentage, as determined by the Banks, required to approve such matter, as disclosed by the Agent to the Borrower from time to time.

     Maturity Date. January 25, 2001, or such earlier date on which the Loans shall become due and payable pursuant to the terms hereof.

     Moody's.  Moody's Investors Services, Inc.

     Multiemployer Plan. Any multiemployer plan within the meaning of Section 3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

     Net Capital Expenditures. With respect to any Person or asset for any fiscal period, an amount equal to the amount of capital expenditures incurred by such Person or with respect to such asset during such fiscal period determined in accordance with generally accepted accounting principles.

     Net Income (or Deficit). With respect to any Person (or any asset of any Person) for any fiscal period, the net income (or deficit) of such Person (or attributable to such asset), after deduction of all expenses, taxes and other proper charges, determined in accordance with generally accepted accounting principles.

     Net Operating Income. Net Operating Income shall mean, during any period for any Unencumbered Operating Property, the sum of (a) the Net Income attributable to such Unencumbered Operating Property for such period plus (b) depreciation and amortization, interest expense, and any extraordinary or non-recurring losses deducted in calculating such Net Income plus
(c) corporate general and administrative expense deducted in calculating such Net Income minus (d) any extraordinary or nonrecurring gains included in calculating such Net Income all as determined in accordance with generally accepted accounting principles.

     Net Rentable Area. With respect to any Real Estate, the floor area of any buildings, structures or improvements available for leasing to tenants determined in accordance with the Rent Roll for such Real Estate, the manner of such determination to be consistent for all Real Estate unless otherwise approved by the Agent.

     Notes.  Collectively, the Revolving Credit Notes and the
Swing Loan Note.

     Notice.  See Section 1.9.

     Obligations. All indebtedness, obligations and liabilities of the Borrower to any of the Banks and the Agent, individually or collectively, under this Agreement or any of the other Loan Documents or in respect of any of the Loans or the Notes, or other instruments at any time evidencing any of the foregoing, whether existing on the date of this Agreement or arising or incurred hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise.

     Operating Cash Flow. With respect to any Person for any period, an amount equal to the sum of (a) EBITDA of such Person for such period minus (b) the Capital Improvement Reserve.

     Outstanding. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

     PBGC.  The Pension Benefit Guaranty Corporation created by
Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

     Permitted Liens. Liens, security interests and other encumbrances permitted by Section 8.2.

     Person. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

     Prospectus Supplement. The S-3 of Storage Trust Guarantor dated October 15, 1997 and filed with the SEC.

     Rating Agencies. S&P, Moody's and DCR.

     Rating Notice.  See Section 7.4(i).

     Rating Notice Date. The earlier of (a) the date a Rating Notice is received by the Agent, or (b) the date the Agent, having received actual notice of a change by one of the Rating Agencies of its Implied Rating, sends notice to the Borrower of such change, provided that nothing contained herein shall imply any obligation of the Agent to monitor such rating changes.

     Real Estate.  All real property at any time owned or leased
(as lessee or sublessee) by the Borrower or any of its Subsidiaries.

     Record. The grid attached to any Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Bank with respect to any Loan referred to in such Note.

     Reference Bank. BKB.

     Register.  See Section 18.2.

     REIT Status. With respect to the Storage Trust Guarantor, its status as a real estate investment trust as defined in
Section 856(a) of the Code.

     Release.  See Section 6.17(c)(iii).

     Rent Roll. A report prepared by the Borrower showing for each Unencumbered Operating Property, its location, Net Rentable Area, occupancy status, rent and other information in substantially the form presented to the Banks prior to the date hereof or in such other form as may have been approved by the Agent, such approval not to be unreasonably withheld.

     Revolving Credit Notes.  See Section 2.4.

     S&P.  Standard & Poor's Corporation.

     SEC.  The federal Securities and Exchange Commission.

     Secured Indebtedness. Indebtedness of a Person that is pursuant to a Capitalized Lease or is directly or indirectly secured by a lien, pledge or other encumbrance.

     Shareholder's Equity. At any date, the total consolidated shareholder's equity of Storage Trust Guarantor and its Subsidiaries (including minority interest), determined in accordance with generally accepted accounting principles.

     Short-term Investments. Investments described in subsections (a) through (g), inclusive, of Section 8.3. For all purposes of this Agreement and the other Loan Documents, the value of Eligible Short-term Investments at any time shall be the current market value thereof determined in a manner reasonably satisfactory to the Agent.

     State.  A state of the United States of America.

     Storage Trust Guarantor. Storage Trust Realty, a Maryland real estate investment trust, having a usual place of business at 2407 Rangeline, Columbia, Missouri 65202.

     Subsidiary. Any corporation, association, partnership, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes or controlling interests) of the outstanding Voting Interests, or any other Person the accounts of which are consolidated with the accounts of Storage Trust Guarantor or Borrower, as applicable, in accordance with generally accepted accounting principles.

     Swing Loan.  See Section 2.4A.

     Swing Loan Bank.  BKB, in its capacity as Swing Loan Bank.

     Swing Loan Commitment. The sum of $10,000,000.00, as the same may be changed from time to time in accordance with the terms of this Agreement.

     Swing Loan Note.  See Section 2.4A.

     Syndication Agent. BOA, provided that BOA shall have no rights, liabilities or obligations deriving from its status as Syndication Agent; the rights, liabilities and obligations of BOA being its rights, obligations and liabilities as a Bank and as otherwise provided herein, in any other Loan Document or in an intercreditor or similar agreement executed in connection herewith.

     Test Debt Service Coverage Amount. At any time determined by Agent, an amount obtained by dividing an amount equal to
(a) the sum of (i) the aggregate Net Operating Income from the Unencumbered Operating Properties for the preceding two (2) fiscal quarters multiplied by two (2) less (ii) the Capital Improvement Reserve for the Unencumbered Operating Properties, by
(b) the annual amount of principal and interest that would be payable on the total outstanding balance of all unsecured Indebtedness of the Borrower and its Subsidiaries (including the Loans and any requested Loans) when bearing interest at a rate per annum equal to the then-current annual yield on ten (10) year obligations issued by the United States Treasury most recently prior to the date of determination plus two percent (2.0%) and payable based on a twenty year mortgage style amortization schedule (expressed as a mortgage constant percentage). An example of the calculation of the Test Debt Service Coverage Amount is set forth in Schedule 2 attached hereto. In the event that the Borrower or a Guarantor shall have owned a property within the Unencumbered Operating Properties for less than two
(2) consecutive fiscal quarters, then for the purposes of performing such calculation, the Net Operating Income with respect to such property shall be annualized in such manner as the Agent shall reasonably determine.

     Test Period.  See Section 9.2.

     Total Commitment. The sum of the Commitments of the Banks, as in effect from time to time. As of the date of this Agreement, the Total Commitment is $100,000,000.00 with such amount comprising the Tranche A Commitment (with BKB having a Commitment of $83,333,333.33 and BOA having a Commitment of $16,666,666.67), provided that the Total Commitment shall increase up to a maximum of $150,000,000.00 if, as and when Borrower activates Tranche B as provided in Section 2.8; provided that the face amount of the Revolving Credit Notes shall equal $150,000,000.00 as of the date hereof without increasing the Total Commitment as provided in Section 2.4.

     Tranche A.  See Section 2.8.

     Tranche B.  See Section 2.8.

     Type. As to any Loan, its nature as a Base Rate Loan or a LIBOR Rate Loan.

     Unencumbered Operating Properties.  Unencumbered Operating
Properties shall mean Real Estate which is owned one hundred percent (100%) in fee simple by the Borrower which satisfies all of the following conditions:

     (a) each of the Unencumbered Operating Properties shall be free and clear of all Liens other than the Liens permitted in
Section 8.2(i), (iii) and (vi);

     (b) to the best of the Borrower's knowledge and belief, none of the Unencumbered Operating Properties shall have any material title, survey, environmental or other defects that would give rise to a materially adverse effect as to the value, use of or ability to sell or refinance such property; and

     (c) each of the Unencumbered Operating Properties shall consist solely of Real Estate (i) which are income producing operating properties utilized principally as a self-storage facility or mini-warehouse, and (ii) with respect to which valid certificates of occupancy or the equivalent for all buildings thereon have been issued and are in full force and effect.

Notwithstanding anything herein to the contrary, Unencumbered Operating Properties having an Asset Value of not more than twenty percent (20%) of the total Asset Value of the Unencumbered Operating Properties may be owned by Subsidiaries of the Borrower which are directly or indirectly fully owned by the Borrower and/or Storage Trust Guarantor and which are Additional Guarantors; provided, that each such property shall otherwise satisfy the foregoing conditions applicable to Unencumbered Operating Properties, and each and every covenant contained in, and each and every warranty and representation made in, this Agreement with respect to Real Estate shall be complied with and be true and correct, as applicable, with respect to such Real Estate owned by such Additional Guarantor, provided further, that as and when the Borrower shall acquire any additional Real Estate which satisfies the requirements in this Agreement for an Unencumbered Operating Property, the Borrower shall promptly substitute such Real Estate for any Unencumbered Operating Properties which are owned by a Subsidiary of Borrower. The foregoing shall not be deemed to prohibit the Borrower from later including Real Estate owned by a Subsidiary of the Borrower as an Unencumbered Operating Property subject to the limitations in this Agreement after Real Estate owned by the Borrower has been substituted for Real Estate owned by a Subsidiary of the Borrower previously included as an Unencumbered Operating Property, nor shall the foregoing require the conveyance of Real Estate by a Subsidiary to the Borrower nor preclude a Subsidiary from acquiring Real Estate.

     Voting Interests. Stock or similar ownership interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, (a) to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, partnership, trust or other business entity involved, or (b) to control, manage, or conduct the business of the corporation, partnership, association, trust or other business entity involved.

     Section 1.2.  Rules of Interpretation.

                   (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

                   (b) The singular includes the plural and the plural includes the singular. Without limiting the foregoing, a reference to the Guarantor shall be a reference to any or all Guarantors as the context may permit or require.

                   (c) A reference to any law includes any amendment or modification to such law.

                   (d)  A reference to any Person includes its
permitted successors and permitted assigns.

                   (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

                   (f) The words "include", "includes" and "including" are not limiting.

                   (g)  The words "approval" and "approved", as
the context so determines, means an approval in writing given to the party seeking approval after full and fair disclosure to the party giving approval of all material facts necessary in order to determine whether approval should be granted.

                   (h) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein.

                   (i) Reference to a particular "Section ", refers to that section of this Agreement unless otherwise indicated.

                   (j) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

     Section 2.  THE REVOLVING CREDIT FACILITY

     Section 2.1. Commitment to Lend. Subject to the terms and conditions set forth in this Agreement, each of the Banks severally agrees to lend to the Borrower, and the Borrower may borrow (and repay and reborrow) from time to time between the Closing Date and the Maturity Date upon notice by the Borrower to the Agent given in accordance with Section 2.6, such sums as are requested by the Borrower for the purposes set forth in Section
7.11 up to the lesser of (a) a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Commitment and (b) such Bank's Commitment Percentage of the Borrowing Base, provided, that, in all events no Default or Event of Default shall have occurred and be continuing; and provided, further, that the outstanding principal amount of the Loans (after giving effect to all amounts requested) shall not at any time exceed the Total Commitment.
The Loans (other than Swing Loans) shall be made pro rata in accordance with each Bank's Commitment Percentage. The funding of a Loan hereunder shall constitute a representation and warranty by the Borrower that all of the conditions set forth in
Section 10 and Section 11, in the case of the initial Loan, and
Section 11, in the case of all other Loans, have been satisfied on the date of such funding. Notwithstanding anything herein to the contrary, the Banks shall have no obligation to make Loans to the Borrower in excess of the aggregate principal amount outstanding of more than $100,000,000.00, provided that the Commitment shall be increased up to a maximum of $150,000,000.00 if, as and when Borrower activates Tranche B as provided in
Section 2.8.

     Section 2.2. Facility Fee. The Borrower agrees to pay to the Agent for the accounts of the Banks in accordance with their respective Commitment Percentages a facility fee calculated at the rate of one-eighth of one percent (0.125%) per annum on the average amount by which the Total Commitment (as same may be reduced as provided in this Agreement) exceeds the outstanding principal amount of Loans during each calendar quarter or portion thereof commencing on the date hereof and ending on the Maturity Date. Notwithstanding the foregoing, in the event that the ratio of (a) the average amount of the outstanding principal amount of the Loans during such quarter to (b) the Total Commitment is less than or equal to fifty percent (50%), then the facility fee shall be calculated at the rate of fifteen one-hundredths of one percent (0.150%) per annum. The facility fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter or portion thereof, and on any earlier date on which the Commitments shall be reduced or shall terminate as provided in Section 2.3, with a final payment on the Maturity Date (and in no event beyond the date on which the Commitments are terminated and the Obligations are paid in full). For the purposes of this Section 2.2, the Total Commitment shall include Tranche A and Tranche B (whether or not Tranche B has been activated), but shall no longer include Tranche B at such time as Tranche B expires as provided in
Section 2.8 without the Borrower having activated Tranche B.

     Section 2.3. Reduction and Termination of Commitment. The Borrower shall have the right at any time and from time to time upon five Business Days' prior written notice to the Agent to reduce by $5,000,000 or an integral multiple of $1,000,000 in excess thereof (provided that in no event shall the Total Commitment be reduced in such manner to an amount less than $75,000,000.00) or to terminate entirely the unborrowed portion of the Commitments, whereupon the Commitments of the Banks shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated, any such termination or reduction to be without penalty (unless such termination or reduction requires repayment of a LIBOR Rate Loan); provided, however, that no such termination or reduction shall be permitted if, after giving effect thereto, the Outstanding Loans would exceed the Commitments of the Banks as so terminated or reduced. Promptly after receiving any notice of the Borrower delivered pursuant to this Section 2.3, the Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Agent for the respective accounts of the Banks the full amount of any facility fee under Section 2.2 then accrued on the amount of the reduction. No reduction or termination of the Commitment may be reinstated.

     Section 2.4. Notes. The Loans (other than Swing Loans) shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit A hereto (collectively, the "Revolving Credit Notes"), dated the date of this Agreement and completed with appropriate insertions. One Revolving Credit Note shall be payable to the order of each Bank in the principal face amount equal to such Bank's Commitment and shall be payable as set forth below (provided that, without increasing the Commitment of each Bank, the initial Revolving Credit Note delivered to each Bank shall be in the principal amount equal to the sum of such Bank's active Tranche A Commitment and such Bank's pro rata share of the inactive Tranche B Commitment). The Borrower irrevocably authorizes each Bank to make or cause to be made, at or about the time of the Drawdown Date of any Loan (other than Swing Loans) or at the time of receipt of any payment of principal thereof, an appropriate notation on such Bank's Record reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans (other than Swing Loans) set forth on such Bank's Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Revolving Credit Note to make payments of principal of or interest on any Revolving Credit Note when due. The face amount of each Revolving Credit Note includes an allocable amount of Tranche B (based on each Bank's Commitment Percentage), which as of the date hereof is not available to be borrowed by the Borrower.

     Section 2.4A  Swing Loan Commitments.

                   (a)  Subject to the terms and conditions set
forth in this Agreement, and if necessary to meet the Borrower's funding deadlines, Swing Loan Bank agrees to lend to the Borrower (the "Swing Loans"), and the Borrower may borrow (and repay and reborrow) from time to time between the Closing Date and the date which is five (5) Business Days prior to the Maturity Date upon notice by the Borrower to the Swing Loan Bank given in accordance with this Section 2.4A, such sums as are requested by the Borrower for the purposes set forth in Section
7.11 in an aggregate principal amount at any one time outstanding not exceeding the Swing Loan Commitment; provided that at no time shall the aggregate principal balance of Swing Loans then outstanding, when added to the Swing Loan Bank's Commitment Percentage of all other Outstanding Loans (after giving effect to all amounts requested), exceed the lesser of (i) such Bank's Commitment and (ii) such Bank's Commitment Percentage of the Borrowing Base, provided, further, that in all events no Default or Event of Default shall have occurred and be continuing; and provided, further, that the outstanding principal amount of the Loans (after giving effect to all amounts requested) shall not at any time exceed the Total Commitment. Swing Loans shall constitute "Loans" for all purposes hereunder, but shall not be considered the utilization of a Bank's Commitment. The funding of a Swing Loan hereunder shall constitute a representation and warranty by the Borrower that all of the conditions set forth in
Section 10 and Section 11, in the case of the initial Swing Loan, and Section 11, in the case of all other Swing Loans, have been satisfied on the date of such funding.

             (b) The Swing Loans shall be evidenced by a separate promissory note of the Borrower in substantially the form of Exhibit B hereto (the "Swing Note"), dated the date of this Agreement and completed with appropriate insertions. The Swing Loan Note shall be payable to the order of the Swing Loan Bank in the principal face amount equal to the Swing Loan Commitment and shall be payable as set forth below. The Borrower irrevocably authorizes the Swing Loan Bank to make or cause to be made, at or about the time of the Drawdown Date of any Swing Loan or at the time of receipt of any payment of principal thereof, an appropriate notation on the Swing Loan Bank's Record reflecting the making of such Swing Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Swing Loans set forth on the Swing Loan Bank's Record shall be prima facia evidence of the principal amount thereof owing and unpaid to the Swing Loan Bank, but the failure to record, or any error in so recording, any such amount on the Swing Loan Bank's Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under the Swing Loan Note to make payments of principal of or interest on any Swing Loan Note when due.

             (c) Each borrowing of Swing Loan shall be subject to the limits for Base Rate Loans and LIBOR Rate Loans set forth in Section 2.6. Borrower shall request a Swing Loan by delivering to the Swing Loan Bank a Loan Request no later than 9:00 a.m. (Boston time) on the requested Drawdown Date specifying the amount of the requested Swing Loan. The Loan Request shall also contain the statements and certifications required by Section 2.6(i)-(ii). Each such Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept such Swing Loan on the Drawdown Date. Notwithstanding anything herein to the contrary, a Swing Loan shall either be a Base Rate Loan or a LIBOR Rate Loan having an Interest Period of one month, and in the event that the Borrower fails to specify whether it has selected a Base Rate Loan or a LIBOR Rate Loan, the Borrower shall be deemed conclusively to have selected a LIBOR Rate Loan with an Interest Period of one month. Notwithstanding the foregoing, upon the date that the Banks shall be required to fund the Loans pursuant to Section 2.4A(d) to refund such Swing Loan, the interest rate shall be reset to a LIBOR Rate Loan with an Interest Period as specified in the Loan Request given by the Borrower to the Agent in connection with such Swing Loan, or if no Interest Period is specified, then as a Base Rate Loan. The proceeds of the Swing Loan will be made available by the Swing Loan Bank to the Borrower at the Agent's Head Office by crediting the account of the Borrower at such office with such proceeds.

             (d) The Swing Loan Bank shall within three (3) Business Days after the Drawdown Date with respect to such Swing Loan, request each Bank, including the Swing Loan Bank, to make a Loan pursuant to Section 2.1 in an amount equal to such Bank's Commitment Percentage of the amount of the Swing Loan outstanding on the date such notice is given. Borrower hereby irrevocably authorizes and directs the Swing Loan Bank to so act on its behalf, and agrees that any amount advanced to the Agent for the benefit of the Swing Loan Bank pursuant to this Section 2.4A(d) shall be considered a Loan pursuant to Section 2.1. Unless any of the events described in paragraph (h), (i) or (j) of Section
12.1 shall have occurred (in which event the procedures of Section 2.4A(e) shall apply), each Bank shall make the proceeds of its Loan available to the Swing Loan Bank for the account of the Swing Loan Bank at the Agent's Head Office prior to 12:00 noon (Boston time) in funds immediately available no later than the third (3rd) Business Day after the date such notice is given just as if the Banks were funding directly to the Borrower, so that thereafter such Obligations shall be evidenced by the Revolving Credit Notes. The proceeds of such Loan shall be immediately applied to repay the Swing Loans.

             (e)  If prior to the making of a Loan pursuant to
Section 2.4A(d) by all of the Banks, one of the events described in Section 12.1(h), (i) or (j) shall have occurred, each Bank will, on the date such Loan pursuant to Section 2.4A(d) was to have been made, purchase an undivided participating interest in the Swing Loan in an amount equal to its Commitment Percentage of such Swing Loan. Each Bank will immediately transfer to the Swing Loan Bank in immediately available funds the amount of its participation and upon receipt thereof the Swing Loan Bank will deliver to such Bank a Swing Loan participation certificate dated the date of receipt of such funds and in such amount.

             (f) Whenever at any time after the Swing Loan Bank has received from any Bank such Bank's participating interest in a Swing Loan, the Swing Loan Bank receives any payment on account thereof, the Swing Loan Bank will distribute to such Bank its participating interest in such amount (appropriately adjusted in the case of interest payments to reflect the period of time during which such Bank's participating interest was outstanding and funded); provided, however, that in the event that such payment received by the Swing Loan Bank is required to be returned, such Bank will return to the Swing Loan Bank any portion thereof previously distributed by the Swing Loan Bank to it.

             (g) Each Bank's obligation to fund a Loan as provided in Section 2.4A(d) or to purchase participating interests pursuant to Section 2.4A(e) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Bank or the Borrower or Guarantor may have against the Swing Loan Bank, the Borrower or Guarantor or anyone else for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Borrower or Guarantor or any of their respective Subsidiaries;
(iv) any breach of this Agreement or any of the other Loan Documents by the Borrower or Guarantor or any Bank; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Any portions of a Swing Loan not so purchased or converted may be treated by the Swing Loan
Bank as a Loan which was not funded by the non-purchasing Bank as contemplated by Section 2.7 and Section 12.4. Each Swing Loan, once so sold or converted, shall cease to be a Swing Loan for the purposes of this Agreement, but shall be a Loan made by each Bank under its Commitment.

     Section 2.5.  Interest on Loans

                   (a) Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the date on which such Base Rate Loan is repaid or converted to a LIBOR Rate Loan at the rate per annum equal to the sum of two-tenths of one percent (0.20%) plus the Base Rate.

                   (b) Each LIBOR Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the sum of the Applicable Margin plus the LIBOR Rate determined for such Interest Period.

                   (c) The Borrower promises to pay interest on each Loan in arrears on each Interest Payment Date with respect thereto.

                   (d) Base Rate Loans and LIBOR Rate Loans may be converted to Loans of the other Type as provided in Section 4.1.

     Section 2.6.  Requests for Loans.  Except with respect to
the initial Loan on the Closing Date and Swing Loans, the
Borrower (a) shall notify the Agent of a potential request for a Loan as soon as possible, and (b) shall give to the Agent written notice in the form of Exhibit C hereto (or telephonic notice confirmed in writing in the form of Exhibit C hereto) of each
Loan requested hereunder (a "Loan Request") no less than four (4) Business Days prior to the proposed Drawdown Date if the requested Loan is a LIBOR Rate Loan or prior to 1:00 p.m. (Boston time) one (1) Business Day prior to the proposed Drawdown Date if the requested Loan is a Base Rate Loan. The Agent shall promptly notify each of the Banks following the receipt of a Loan Request relating to a Loan other than a Swing Loan, but in any event not later than 1:00 p.m. (Boston time) three (3) Business Days prior to the proposed Drawdown Date if the Loan Request is for a LIBOR Rate Loan or not later than 3:00 p.m. (Boston time), one (1)
Business Day prior to the proposed Drawdown Date   if such Loan
Request is for a Base Rate Loan. Each such notice shall specify with respect to the requested Loan the proposed principal amount, Drawdown Date, Interest Period (if applicable) and Type. Each such notice shall also contain (i) a statement as to the purpose for which such advance shall be used (which purpose shall be in accordance with the terms of Section 7.11), and (ii) a certification by the chief financial officer of the sole general partner of the Borrower and the chief financial officer of Storage Trust Guarantor that since the date of the last Compliance Certificate delivered under this Agreement there has been no material changes in the matters certified in such Compliance Certificate that could cause a Default or Event of Default to occur after giving effect to the making of such Loan. Promptly upon receipt of any such notice, the Agent shall notify each of the Banks thereof. Except as provided in this Section
2.6, each such Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Loan requested from the Banks on the proposed Drawdown Date, provided that, in addition to the Borrower's other remedies against any Bank which fails to advance its proportionate share of a requested Loan, such Loan Request may be revoked by the Borrower by notice received by the Agent no later than the Drawdown Date if any Bank fails to advance its proportionate share of the requested Loan in accordance with the terms of this Agreement, provided further that the Borrower shall be liable in accordance with the terms of this Agreement to any Bank which is prepared to advance its proportionate share of the requested Loan for any costs, expenses or damages incurred by such Bank as a result of the Borrower's election to revoke such Loan Request (including, without limitation, the items described in Section 4.8, as applicable, but not including any damages for lost interest earnings as a result of such Loan not being made). Nothing herein shall prevent the Borrower from seeking recourse against any Bank that fails to advance its proportionate share of a requested Loan as required by this Agreement. The Borrower may without cost or penalty revoke a Loan Request for a LIBOR Rate
Loan by delivering notice thereof to each of the Banks no later than 9:00 a.m. (Boston time) three (3) Business Days prior to the Drawdown Date. The Borrower may without cost or penalty revoke a Loan Request for a Base Rate Loan by notifying the Agent no later than 3:00 p.m. (Boston time) one (1) Business Day prior to the Drawdown Date, and the Agent shall notify the other Banks prior to 4:00 p.m. (Boston time) on the date of such notice is received from the Borrower. Each Loan Request shall be (a) for a Base
Rate Loan in a minimum aggregate amount of $500,000 or an integral multiple of $100,000 in excess thereof, or (b) for a LIBOR Rate Loan in a minimum aggregate amount of $1,000,000 or an integral multiple of $100,000 in excess thereof; provided, however, that there shall be no more than ten (10) LIBOR Rate
Loans outstanding at any one time.

     Section 2.7.  Funds for  Loans.

                   (a) Not later than 12:00 noon (Boston time) on the proposed Drawdown Date of any Loans (other than Swing Loans), each of the Banks will make available to the Agent, at the Agent's Head Office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Loans which may be disbursed pursuant to Section 2.1. Upon receipt from each Bank of such amount, and upon receipt of the documents required by Section 10 and Section 11 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Loans made available to the Agent by the Banks by crediting such amount to the account of the Borrower maintained at the Agent's Head Office. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Drawdown

Date the amount of its Commitment Percentage of the requested Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of such other Bank's Commitment Percentage of any requested Loans, including any additional Loans that may be requested subject to the terms and conditions hereof to provide funds to replace those not advanced by the Bank so failing or refusing, provided that the Borrower may by notice received by the Agent no later than the Drawdown Date refuse to accept any Loan which is not fully funded in accordance with the Borrower's Loan Request subject to the terms of Section 2.6. In the event of any such failure or refusal, the Banks not so failing or refusing shall be entitled to a priority position as against the Bank or Banks so failing or refusing for such Loans as provided in Section 12.4.

                   (b) Unless Agent shall have been notified by any Bank prior to the applicable Drawdown Date that such Bank will not make available to Agent such Bank's pro rata share of a proposed Loan, Agent may in its discretion assume that such Bank has made such pro rata share of such Loan available to Agent in accordance with the provisions of this Agreement and Agent may, if it chooses, in reliance upon such assumption make such pro rata share of such Loan available to Borrower, and such Bank shall be liable to the Agent for the amount of such advance.

     Section 2.8.  Loan  Tranches.

                   (a)  The  Loan consists of two components:

                        (i)   A tranche of $100,000,000 which is
     available to be disbursed to the Borrower subject to the terms of this Agreement (hereinafter referred to as "Tranche A");
     and

                        (ii)  A tranche of $50,000,000 which
     is not available to be borrowed by the Borrower until the satisfaction of the following conditions precedent on or prior to January 25, 1999 (hereinafter referred to as "Tranche B").

                   (b) Provided that no Default or Event of Default shall occur and be continuing, the Borrower shall have the option, to be exercised by giving written notice to the Agent in the form of Exhibit D hereto on or before January 18, 1999, subject to the terms and conditions set forth in the Agreement, to activate
Tranche B, at which point such amount shall be available to be disbursed subject to the terms of this Agreement. The request by the Borrower for activation of Tranche B shall constitute a representation and warranty by the Borrower that all the conditions set forth in this Section shall have been satisfied on the date of such request.

                   (c) The obligations of the Agent and the Banks to activate Tranche B shall be subject to the satisfaction of the following conditions precedent on or prior to January 25, 1999:

                        (i)   Payment of Activation Fee.  The
     Borrower shall pay to the Agent a fee as set forth in the Agreement Regarding Fees, which fee shall, when paid, be fully earned and non-refundable under any circumstances. The Agent shall pay to the Banks certain fees pursuant to their separate agreement;

                        (ii)  No Default.  On the date such notice
     is given, there shall exist no Default or Event of Default; and


                        (iii) Representations and Warranties.
     The representations and warranties made by the Borrower or the Guarantor in the Loan Documents or otherwise made by or on behalf of the Borrower, the Guarantor or any of their respective Subsidiaries in connection therewith or after the date thereof shall have been true and correct in all material respects, when made and shall also be true and correct in all material respects on the date of such notice, other than for changes in the ordinary course of business permitted by this Agreement that have not had any material adverse effect on the business of the Borrower, the Guarantor or any of their respective Subsidiaries.

                   (d)  In the event that the Borrower does not
activate Tranche B as provided in this Section, such Tranche shall terminate. Tranche B may be activated in whole, but not in part.

     Section 3.  REPAYMENT OF THE LOANS.

     Section 3.1. Stated Maturity. The Borrower promises to pay on the Maturity Date and there shall become absolutely due and payable on the Maturity Date, all of the Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

     Section 3.2. Mandatory Prepayments. If at any time the aggregate outstanding principal amount of the Loans exceeds the Total Commitment or the Borrowing Base, then the Borrower shall immediately pay the amount of such excess to the Agent for the respective accounts of the Banks for application to the Loans, except that the amount of any Swing Loans shall be paid solely to the Swing Loan Bank.

     Section 3.3. Optional Prepayments. The Borrower shall have the right, at its election, to prepay the outstanding amount of the Loans, as a whole or in part, at any time without penalty or premium; provided, that the full or partial prepayment of the outstanding amount of any LIBOR Rate Loans pursuant to this
Section 3.3 may be made only on the last day of the Interest Period relating thereto unless the payment required pursuant to
Section 4.8 is made together with such prepayment. The Borrower shall give the Agent, no later than 10:00 a.m., Boston time, at least three Business Days prior written notice of any prepayment pursuant to this Section 3.3 of any Base Rate Loans and at least four LIBOR Business Days notice of any proposed repayment pursuant to this Section 3.3 of LIBOR Rate Loans, in each case specifying the proposed date of payment of Loans and the principal amount to be paid. Notwithstanding the foregoing, no prior notice shall be required for the prepayment of any Swing Loan.

     Section 3.4. Partial Prepayments. Each partial prepayment of the Loans under Section 3.2 and Section 3.3 shall be in an integral multiple of $300,000, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of payment and, after payment of such interest, shall be applied, in the absence of instruction by the Borrower, first to the principal of any Outstanding Swing Loans, and next to the principal of Base Rate Loans and then to the principal of LIBOR Rate Loans.

     Section 3.5. Effect of Prepayments. Amounts of the Loans prepaid under Section 3.2 and Section 3.3 prior to the Maturity
Date may be reborrowed as provided in Section 2.

     Section 3.6. Proceeds from Debt or Equity Offering. The Borrower shall cause not less than ninety percent (90%) of the sum of all gross proceeds of each and every Debt Offering and Equity Offering, less all reasonable costs, fees, expenses, underwriting commissions, fees and discounts incurred in connection therewith, to be paid by the Borrower to the Agent for the account of the Banks as a prepayment of the Loans to the extent of the outstanding balance of the Loans within thirty (30) days of the receipt of such proceeds.

     Section 4.  CERTAIN GENERAL PROVISIONS.

     Section 4.1.  Conversion Options.

                   (a) The Borrower may elect from time to time to convert any outstanding Loan to a Loan of another Type and such Loan shall thereafter bear interest as a Base Rate Loan or a LIBOR Rate Loan, as applicable; provided that (i) with respect to any such conversion of a LIBOR Rate Loan to a Base Rate Loan, the Borrower shall give the Agent at least three Business Days' prior written notice of such election, and such conversion shall only be made on the last day of the Interest Period with respect to such LIBOR Rate Loan; (ii) with respect to any such conversion of a Base Rate Loan to a LIBOR Rate Loan, the Borrower shall give the Agent at least four LIBOR Business Days' prior written notice of such election and the Interest Period requested for such Loan, the principal amount of the Loan so converted shall be in a minimum aggregate amount of $1,000,000 or an integral multiple of $100,000 in excess thereof and, after giving effect to the making of such Loan, there shall be no more than ten (10) LIBOR Rate Loans outstanding at any one time; and (iii) no Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing. All or any part of the outstanding Loans of any Type may be converted as provided herein, provided that no partial conversion shall result in a Base Rate Loan in an aggregate principal amount of less than $500,000 or a LIBOR Rate Loan in an aggregate principal amount of less than $1,000,000 and that the aggregate principal amount of each Loan shall be in an integral multiple of $100,000. On the date on which such conversion is being made, each Bank shall take such action as is necessary to transfer its Commitment Percentage of such Loans to its Domestic Lending Office or its LIBOR Lending Office, as the case may be. Each Conversion Request relating to the conversion of a Base Rate Loan to a LIBOR Rate Loan shall be irrevocable by the Borrower.

                   (b)  Any Loan may be continued as such Type
upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the terms of Section 4.1; provided that no LIBOR Rate Loan may be continued as such when any Default of the type described in subsections (a), (b), (c) or
(d) of Section 12.1 or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the Interest Period relating thereto ending during the continuance of any Default or Event of Default.


                   (c)  In the event that the Borrower does not
notify the Agent of its election hereunder with respect to any Loan, such Loan shall be automatically converted to a Base Rate
Loan at the end of the applicable Interest Period.

     Section 4.2. Closing Fee. The Borrower shall pay to BKB on or before the Closing Date the closing fees pursuant to the Agreement Regarding Fees. BKB shall pay to BOA certain fees pursuant to their separate agreement.

     Section 4.2A. Additional Fees. The Borrower agrees to pay to BKB certain fees for services rendered or to be rendered in connection with the Loan as provided pursuant to the Agreement Regarding Fees. All such fees shall be solely for the account of BKB as provided in such Agreement.

     Section 4.3.  Agent's Fee.  The Borrower shall pay to the
Agent, for the Agent's own account, an Agent's fee as and when provided in the Agreement Regarding Fees.

     Section 4.4.  Funds for Payments.

                   (a)  All payments of principal, interest,
facility fees, Agent's fees, closing fees, and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Banks and the Agent, as the case may be, at the Agent's Head Office, not later than 1:00 p.m. (Boston time) on the day when due, in each case in immediately available funds. The Agent is hereby authorized to charge the account of the Borrower with BKB, on the dates when the amount thereof shall become due and payable, with the amounts of the principal of and interest on the Loans and all fees, charges, expenses and other amounts owing to the Agent and/or the Banks (including the Swing Loan Bank) under the Loan Documents.

                   (b) All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Agent, for the account of the Banks (including the Swing Loan Bank) or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

                   (c)  Each Bank organized under the laws of a
jurisdiction outside the United States, if requested in writing by the Borrower (but only so long as such Bank remains lawfully able to do so), shall provide the Borrower with such duly executed form(s) or statement(s) which may, from time to time, be prescribed by law and, which, pursuant to applicable provisions of (i) an income tax treaty between the United States and the country of residence of such Bank, (ii) the Code, or (iii) any applicable rules or regulations in effect under (i) or (ii) above, indicates the withholding status of such Bank; provided that nothing herein (including without limitation the failure or inability to provide such form or statement) shall relieve the Borrower of its obligations under Section 4.4(b). In the event that the Borrower shall have delivered the certificates or vouchers described above for any payments made by the Borrower and such Bank receives a refund of any taxes paid by the Borrower pursuant to Section 4.4(b), such Bank will pay to the Borrower the amount of such refund promptly upon receipt thereof; provided that if at any time thereafter such Bank is required to return such refund, the Borrower shall promptly repay to such Bank the amount of such refund.

     Section 4.5. Computations. All computations of interest on the Loans and of other fees to the extent applicable shall be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to LIBOR Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the records of the Agent from time to time shall be considered prima facie evidence of such amount.

     Section 4.6. Inability to Determine LIBOR Rate. In the event that, prior to the commencement of any Interest Period relating to any LIBOR Rate Loan, the Agent shall determine that adequate and reasonable methods do not exist for ascertaining the LIBOR Rate for such Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Banks) to the Borrower and the Banks. In such event (a) any Loan Request with respect to LIBOR Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, and (b) each LIBOR Rate Loan will automatically, on the last day of the then current Interest
Period
thereof, become a Base Rate Loan, and the obligations of the Banks to make LIBOR Rate Loans shall be suspended until the Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify the Borrower and the Banks.

     Section 4.7. Illegality. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful, or any central bank or other governmental authority having jurisdiction over a Bank or its LIBOR Lending Office shall assert that it is unlawful, for any Bank to make or maintain LIBOR Rate Loans, such Bank shall forthwith give notice of such circumstances to the Agent and the Borrower and thereupon
(a) the commitment of the Banks to make LIBOR Rate Loans or convert Loans of another type to LIBOR Rate Loans shall forthwith be suspended and (b) the LIBOR Rate Loans then outstanding shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such LIBOR Rate Loans or within such earlier period as may be required by law.

     Section 4.8. Additional Interest. If any LIBOR Rate Loan or any portion thereof is repaid or is converted to a Base Rate Loan for any reason on a date which is prior to the last day of the Interest Period applicable to such LIBOR Rate Loan, the Borrower will pay to the Agent upon demand for the account of the Banks in accordance with their respective Commitment Percentages (or to the Swing Loan Bank with respect to a Swing Loan), in addition to any amounts of interest otherwise payable hereunder, any amounts required to compensate the Banks for any losses, costs or expenses which may reasonably be incurred as a result of such payment or conversion, including, without limitation, an amount equal to daily interest for the unexpired portion of such Interest Period on the LIBOR Rate Loan or portion thereof so repaid or converted at a per annum rate equal to the excess, if any, of (a) the interest rate calculated on the basis of the LIBOR Rate applicable to such LIBOR Rate Loan minus (b) the yield obtainable by the Agent upon the purchase of debt securities customarily issued by the Treasury of the United States of America which have a maturity date most closely approximating the last day of such Interest Period (it being understood that the purchase of such securities shall not be required in order for such amounts to be payable and that a Bank shall not be obligated or required to have actually obtained funds at the LIBOR Rate or to have actually reinvested such amount as described above).

     Section 4.9. Additional Costs, Etc. Notwithstanding anything herein to the contrary, if any future applicable law or any amendment or modification of present applicable law which expression, as used herein, includes statutes, rules and regulations thereunder and legally binding interpretations thereof by any competent court or by any governmental or other regulatory body or official with appropriate jurisdiction charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

                   (a) subject any Bank or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, such Bank's Commitment or the Loans (other than taxes based upon or measured by the income or profits of such Bank or the Agent), or

                   (b)  materially change the basis of taxation
(except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Loans or any other amounts payable to any Bank under this Agreement or the other Loan Documents, or

                   (c) impose or increase or render applicable any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit from, or commitments of any Bank beyond those in effect as of the date hereof, or

                   (d) impose on any Bank or the Agent any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, such Bank's Commitment, or any class of loans or commitments of which any of the Loans or such Bank's Commitment forms a part; and the result of any of the foregoing is

                        (i)   to increase the cost to any Bank of
making funding, issuing, renewing, extending or maintaining any of the Loans or such Bank's Commitment, or

                        (ii)  to reduce the amount of principal,
interest or other amount payable to such Bank or the Agent hereunder on account of such Bank's Commitment or any of the Loans, or

                        (iii) to require such Bank or the Agent to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Agent from the Borrower hereunder, then, and in each such case, the Borrower will, within fifteen (15) days of demand made by such Bank or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank or the Agent such additional amounts as such Bank or the Agent shall determine in good faith to be sufficient to compensate such Bank or the Agent for such additional cost, reduction, payment or foregone interest or other sum. Each Bank and the Agent in determining such amounts may use any reasonable averaging and attribution methods, generally applied by such Bank or the Agent.

     Section 4.10. Capital Adequacy. If after the date hereof any Bank determines that (a) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements of general application for banks or bank holding companies (as opposed to a particular bank) or any change in the interpretation or application thereof by any governmental authority charged with the administration thereof, or (b) compliance by such Bank or its parent bank holding company with any such future guideline, request or directive of any such entity regarding capital adequacy or any amendment or change in interpretation of any existing guideline, request or directive (whether or not having the force of law) of general application for banks or bank holding companies (as opposed to a particular bank), has the effect of reducing the return on such Bank's or such holding company's capital as a consequence of such Bank's commitment to make Loans hereunder to a level below that which such Bank or holding company could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Bank to be material, then such Bank may notify the Borrower thereof. The Borrower agrees to pay to such Bank the amount of such reduction in the return on capital which is attributable to such Bank's commitment to make Loans hereunder as and when such reduction is determined, upon presentation by such Bank of a statement of the amount setting forth the Bank's calculation thereof. In determining such amount, such Bank may use any reasonable averaging and attribution methods, generally applied by such Bank.

     Section 4.11. Indemnity of Borrower. The Borrower agrees to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense that such Bank may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any LIBOR Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its LIBOR Rate Loans, or (b) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Loan Request or a Conversion Request; provided, however, that the Borrower shall not be required to so indemnify any Bank pursuant to clause (b) above which fails or refuses to fund its proportionate share of a Loan in accordance with the terms of this Agreement.

     Section 4.12. Interest on Overdue Amounts; Late Charge. Overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest payable on demand at a rate per annum equal to four percent (4.00%) above the Base Rate until such amount shall be paid in full (after as well as before judgment). In addition, the Borrower shall pay a late charge equal to three percent (3%) of any amount of interest and/or principal payable on the Loans or any other amounts payable hereunder or under the Loan Documents, which is not paid within ten days of the date when due.

     Section 4.13. Certificate. A certificate prepared in good faith setting forth any amounts payable pursuant to Section 4.8,
Section 4.9, Section 4.10, Section 4.11 or Section 4.12 and a brief explanation of such amounts which are due, submitted by any Bank or the Agent to the Borrower, shall be conclusive in the absence of manifest error.

     Section 4.14. Limitation on Interest. Notwithstanding anything in this Agreement to the contrary, all agreements between the Borrower and the Banks and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Banks exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Banks in excess of the maximum lawful amount, the interest payable to the Banks shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Banks shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations, such excess shall be refunded to the Borrower. All interest paid or agreed to be paid to the Banks shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This section shall control all agreements between the Borrower and the Banks and the Agent.

     Section 5.  SECURITY.

     The Banks have agreed to make the Loans to the Borrower on an unsecured basis. Notwithstanding the foregoing, the Obligations shall be guaranteed by Guarantor pursuant to the Guaranty.

     Section 6.  REPRESENTATIONS AND WARRANTIES.

     The Borrower represents and warrants to the Agent and the Banks as follows:

     Section 6.1.  Corporate Authority, Etc.

                   (a)  Incorporation; Good Standing.  The Borrower
(i) is a Delaware limited partnership duly organized pursuant to a Limited Partnership Agreement dated November 16, 1994 filed with the Secretary of State of Delaware and is validly existing and in good standing under the laws of Delaware, and (ii) is in good standing as a foreign entity and is duly authorized to do business in the jurisdictions where the Unencumbered Operating Properties are located and in each other jurisdiction where a failure to be so qualified in such other jurisdiction would reasonably be expected to have a materially adverse effect on the consolidated business, assets or financial condition of the Borrower. Storage Trust Guarantor is a Maryland real estate investment trust duly organized pursuant to its organizational documents and amendments thereto filed with the Secretary of State of Maryland and is validly existing and in good standing under the laws of Maryland, and is in good standing as a foreign entity and is duly authorized to do business in the jurisdictions where the Unencumbered Operating Properties are located and in each other jurisdiction where a failure to be so qualified in such other jurisdiction could have a materially adverse effect on the business, assets or financial condition of Storage Trust Guarantor. Each of the Borrower and the Guarantor has all requisite power to own its respective property and conduct its respective business as now conducted and as presently contemplated. Storage Trust Guarantor is a real estate investment trust in full compliance with and entitled to the benefits of Section 856 of the Code.

                   (b) Subsidiaries. Each of the Subsidiaries of the Borrower (i) is a corporation, limited partnership, limited liability company or trust duly organized under the laws of its State of organization and is validly existing and in good standing under the laws thereof, (ii) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated and (iii) is in good standing and is duly authorized to do business in each jurisdiction where a failure to be so qualified would reasonably be expected to have a materially adverse effect on the consolidated business, assets or financial condition of the Borrower or such Subsidiary.

                   (c)  Authorization.  The execution, delivery
and performance of this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby (i) are within the authority of the Borrower and the Guarantor, (ii) have been duly authorized by all necessary proceedings on the part of such Person, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Person is subject or any judgment, order, writ, injunction, license or permit applicable to such Person, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the charter documents, partnership agreement, declaration of trust or other charter documents or bylaws of, or any agreement or other instrument binding upon, such Person or any of its properties, and (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of such Person.

                   (d) Enforceability. The execution and delivery of this Agreement and the other Loan Documents are valid and legally binding obligations of the Borrower and the Guarantor enforceable in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

     Section 6.2. Governmental Approvals. The execution, delivery and performance by the Borrower and the Guarantor of this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

     Section 6.3. Title to Properties; Leases. The Borrower and its Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Borrower as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens. Without limiting the foregoing, the Borrower and its Subsidiaries have good and marketable fee simple title to all real property reasonably necessary for the operation of its business in whole, free from all liens or encumbrances of any nature whatsoever, except for Permitted Liens. The Borrower or its Subsidiary, as the case may be, is the insured under owner's policies of title insurance covering all real property owned by it, in each case in an amount not less than the purchase price for such real property.

     Section 6.4. Financial Statements. The Borrower has furnished or caused Storage Trust Guarantor to furnish to each of the Banks: (a) an unaudited consolidated balance sheet of the Guarantor and its Subsidiaries as of the Balance Sheet Date and the related unaudited consolidated statements of operations and cash flows for the period then ended, certified by an officer of the Borrower and the Guarantor, and (b) an unaudited statement of operating income for each of the properties within the Unencumbered Operating Properties as of the Closing Date for the fiscal quarter ended December 31, 1997 satisfactory in form to the Agent and BOA and certified by the chief financial officer of the sole general partner of the Borrower as fairly presenting the operating income for such parcels for such periods. Such balance sheet and statements of operations and cash flows have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Borrower and the Guarantor and their respective Subsidiaries as of such dates and the results of the operations of the Borrower and the Guarantor and their respective Subsidiaries for such periods. There are no liabilities, contingent or otherwise, of the Borrower, the Guarantor or any of their respective Subsidiaries involving material amounts not disclosed in said financial statements and the related notes thereto.

     Section 6.5. No Material Changes. Since the Balance Sheet Date, there has occurred no materially adverse change in the consolidated financial condition or business of the Borrower and its Subsidiaries or the Guarantor and its Subsidiaries taken as a whole as shown on or reflected in the consolidated balance sheet of the Borrower and the Guarantor as of the Balance Sheet Date, or their respective consolidated statement of income or cash flows for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the consolidated business or financial condition of such Person.

     Section 6.6. Franchises, Patents, Copyrights, Etc. The Borrower and its Subsidiaries possess all franchises, patents, copyrights, trademarks, trade names, servicemarks, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of their business substantially as now conducted without known conflict with any rights of others.

     Section 6.7. Litigation. There are no actions, suits, proceedings or investigations of any kind pending or threatened against the Borrower or any of its Subsidiaries or the Guarantor before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of such Person or materially impair the right of such Person to carry on business substantially as now conducted by it, or result in any liability not adequately covered by insurance, or for which adequate reserves are not maintained on the balance sheet of such Person, or which question the validity of this Agreement or any of the other Loan Documents, any action taken or to be taken pursuant hereto or thereto or any lien or security interest created or intended to be created pursuant hereto or thereto, or which will adversely affect the ability of the Borrower or the Guarantor to pay and perform the Obligations in the manner contemplated by this Agreement and the other Loan Documents.

     Section 6.8.  No Materially Adverse Contracts, Etc.
Neither the Borrower, any of its Subsidiaries nor the Guarantor is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of such Person. Neither the Borrower, any of its Subsidiaries nor the Guarantor is a party to any contract or agreement that has or is expected, in the judgment of the officers or partners of such Person, to have any materially adverse effect on the business of any of them.

     Section 6.9. Compliance with Other Instruments, Laws, Etc. Neither the Borrower, any of its Subsidiaries nor the Guarantor is in violation of any provision of its charter or other organizational documents, by-laws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the consolidated financial condition, properties or business of such Person.

     Section 6.10. Tax Status. The Borrower and each of its Subsidiaries and the Guarantor (a) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject,
(b) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers or partners of such Person know of no basis for any such claim.

     Section 6.11.  No Event of Default.  No Default or Event of
Default has occurred and is continuing.

     Section 6.12. Holding Company and Investment Company Acts. Neither the Borrower, any of its Subsidiaries nor the Guarantor is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

     Section 6.13. Absence of UCC Financing Statements, Etc. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest or security title in, any property of the Borrower or its Subsidiaries or rights thereunder.

     Section 6.14. Certain Transactions. Except as set forth in the Prospectus Supplement, none of the officers, trustees, directors, or employees of the Borrower, the Guarantor or any of the Borrower's Subsidiaries is a party to any transaction with the Borrower or any of its Subsidiaries requiring or permitting the payment of annual consideration in excess of $500,000.00 (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, trustee, director or such employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any officer, trustee, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

     Section 6.15. Employee Benefit Plans. The Borrower and each ERISA Affiliate has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan. Neither the Borrower nor any ERISA Affiliate has (a) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, (b) failed to make any contribution or payment to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, or made any amendment to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code, or (c) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. None of the Unencumbered Operating Properties constitutes a "plan asset" of any Employee Plan, Multiemployer Plan or Guaranteed Pension Plan.

     Section 6.16. Regulations U and X. No portion of any Loan is to be used for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

     Section 6.17. Environmental Compliance. The Borrower has conducted or caused to be conducted Phase I environmental site assessments with respect to the past usage and condition of the Real Estate and the operations conducted thereon, and is familiar with the present condition and usage of the Real Estate and the operations conducted thereon and, based upon such reports and knowledge, makes the following representations and warranties.

                    (a) To the best of the Borrower's knowledge, except as set forth in Schedule 6.17, none of the Borrower or its Subsidiaries or any operator of the Real Estate, or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including, without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to the environment (hereinafter "Environmental Laws"), which violation involves the Real Estate and would have a material adverse effect on the environment or the consolidated business, assets or financial condition of the Borrower.

                    (b)  Neither the Borrower nor any of its
Subsidiaries has received notice from any third party, including, without limitation, any federal, state or local governmental authority, (i) that it has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B
(1986); (ii) that any hazardous waste, as defined by 42 U.S.C.
Section 9601(5), any hazardous substances as defined by 42 U.S.C.
Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) or any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which it has generated, transported or disposed of have been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Borrower or any of its Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances.

                    (c) To the best of the Borrower's knowledge, or, in the case of Real Estate acquired after the date hereof, to the best of the Borrower's knowledge except as may be disclosed in writing to the Agent upon the acquisition of the same: (i) no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws, and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate; (ii) in the course of any activities conducted by the Borrower, its Subsidiaries or the operators of its properties, no Hazardous Substances have been generated or are being used on the Real Estate except in the ordinary course of business and in accordance with applicable Environmental Laws; (iii) there has been no past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping (a "Release") or threatened Release of Hazardous Substances on, upon, into or from the Real Estate, or, to the best of the Borrower's knowledge, on, upon, into or from the other properties of the Borrower or its Subsidiaries, which Release would have a material adverse effect on the value of any of the Real Estate or adjacent properties or the environment;
(iv) to the best of the Borrower's knowledge, there have been no Releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Real Estate; and (v) any Hazardous Substances that have been generated on any of the Real Estate have been transported off-site only by carriers having an identification number issued by the EPA or approved by a state or local environmental regulatory authority having jurisdiction regarding the transportation of such substance and, to the best knowledge of the Borrower without independent investigation, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under all applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrower's knowledge without independent investigation, operating in compliance with such permits and applicable Environmental Laws.

                    (d)  Neither the Borrower, its Subsidiaries
nor any Real Estate is subject to any applicable Environmental Law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the effectiveness of any other transactions contemplated hereby.

     Section 6.18. Subsidiaries. Schedule 6.18 sets forth all of the Subsidiaries of the Borrower. The form and jurisdiction of organization of each of the Subsidiaries, and the Borrower's ownership interest therein, is set forth in said Schedule 6.18.

     Section 6.19. Loan Documents and the Guarantor. All of the representations and warranties of the Borrower and the Guarantor made in this Agreement and the other Loan Documents or any document or instrument delivered to the Agent or the Banks pursuant to or in connection with any of such Loan Documents are true and correct in all material respects, and neither the Borrower nor the Guarantor has failed to disclose such information as is necessary to make such representations and warranties not misleading.

     Section 6.20. Property. All of the Borrower's and its Subsidiaries' properties are in good repair and condition, subject to ordinary wear and tear, other than with respect to deferred maintenance existing as of the date of acquisition of such property as permitted in this Section 6.20. The Borrower further has completed an appropriate investigation of the environmental condition of each such property as of the later of the date of the Borrower's or such Subsidiaries' purchase thereof or the date upon which such property was last security for Indebtedness of the Borrower or such Subsidiary, including preparation of a "Phase I" report and, if appropriate, a "Phase II" report, in each case prepared by a recognized environmental engineer in accordance with customary standards which discloses that such property is not in violation of the representations and covenants set forth in this Agreement, unless satisfactory remediation actions are being taken or have been completed.
There are no unpaid or outstanding real estate or other taxes or assessments on or against any property of the Borrower or any of its Subsidiaries which are payable by the Borrower or its Subsidiaries (except only real estate or other taxes or assessments, that are not yet due and payable). There are no pending eminent domain proceedings against any property of the Borrower or its Subsidiaries or any part thereof, and, to the knowledge of the Borrower, no such proceedings are presently threatened or contemplated by any taking authority which may individually or in the aggregate have any materially adverse effect on the consolidated business or financial condition of the Borrower. None of the property of Borrower or its Subsidiaries is now damaged or injured as a result of any fire, explosion, accident, flood or other casualty in any manner which individually or in the aggregate would have any materially adverse effect on the consolidated business or financial condition of the Borrower.

     Section 6.21. Brokers. Neither the Borrower nor any of its Subsidiaries has engaged or otherwise dealt with any broker, finder or similar entity in connection with this Agreement or the Loans contemplated hereunder.

     Section 6.22. Other Debt. Neither the Borrower, any of its Subsidiaries nor the Guarantor is in default in the payment of any other Indebtedness or under any agreement, mortgage, deed of trust, security agreement, financing agreement, indenture or lease to which any of them is a party. The Borrower is not a party to or bound by any agreement, instrument or indenture that may require the subordination in right or time of payment of any of the Obligations to any other indebtedness or obligation of the Borrower.

     Section 6.23. Solvency. After giving effect to the transactions contemplated by this Agreement and the other Loan Documents, including all of the Loans made hereunder, neither the Borrower nor the Guarantor is insolvent on a balance sheet basis such that the sum of such Person's assets exceeds the sum of such Person's liabilities, the Borrower and the Guarantor are able to pay their respective debts as they become due, and the Borrower and the Guarantor have sufficient capital to carry on their respective businesses.

     Section 6.24. Partners and Guarantor. Storage Trust Guarantor is the sole general partner of the Borrower and owns a 94.74% partnership interest in the Borrower. Storage Trust Guarantor owns no assets other than its general partnership interest in the Borrower and Short-term Investments.

     Section 6.25. No Fraudulent Intent. Neither the execution and delivery of this Agreement or any of the other Loan Documents nor the performance of any actions required hereunder or thereunder is being undertaken by the Borrower, Guarantor or any of their respective Subsidiaries with or as a result of any actual intent by any of such Persons to hinder, delay or defraud any entity to which any of such Persons is now or will hereafter become indebted.

     Section 6.26. Transaction in Best Interests of Borrower; Consideration. The transaction evidenced by this Agreement and the other Loan Documents is in the best interests of the Borrower, the Guarantor, each of their respective Subsidiaries and the creditors of such Persons. The direct and indirect benefits to inure to the Borrower, the Guarantor and each of their respective Subsidiaries pursuant to this Agreement and the other Loan Documents constitute substantially more than "reasonably equivalent value" (as such term is used in Section 548 of the Bankruptcy Code) and "valuable consideration," "fair value," and "fair consideration," (as such terms are used in any applicable state fraudulent conveyance law), in exchange for the benefits to be provided by the Borrower, the Guarantor and each of their respective Subsidiaries pursuant to this Agreement and the other Loan Documents, and but for the willingness of the Guarantor to guaranty the Loan, Borrower would be unable to obtain the financing contemplated hereunder which financing will enable the Borrower and its Subsidiaries (including Guarantor) to have available financing to conduct and expand their business.

     Section 7.  AFFIRMATIVE COVENANTS OF THE BORROWER.

     The Borrower covenants and agrees that, so long as any Loan or Note is outstanding or any Bank has any obligation to make any
Loans:

     Section 7.1. Punctual Payment. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans and all interest and fees provided for in this Agreement, all in accordance with the terms of this Agreement and the Notes as well as all other sums owing pursuant to the Loan Documents.

     Section 7.2. Maintenance of Office. The Borrower will maintain its chief executive office at 2407 Rangeline, Columbia, Missouri, or at such other place in the United States of America as the Borrower shall designate upon prior written notice to the Agent and the Banks, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents may be given or made.

     Section 7.3. Records and Accounts. The Borrower will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation and amortization of its properties and the properties of its Subsidiaries, contingencies and other reserves. Neither the Borrower nor Storage Trust Guarantor nor any of their respective Subsidiaries shall, without the prior consent of the Majority Banks, (x) make any material change to the accounting procedures used by such Person in preparing financial statements and other information described in Section 6.4 or (y) change its fiscal year.

     Section 7.4.  Financial Statements, Certificates and
Information.  The Borrower will deliver to each of the Banks:

                   (a) as soon as practicable, but in any event not later than 90 days after the end of each fiscal year of the Borrower, the audited consolidated balance sheet of the Borrower and its Subsidiaries at the end of such year, and the related audited consolidated statements of income, changes in partner's equity and cash flows for such year, each setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and accompanied by an auditor's report prepared without qualification by Ernst &
Young LLP or by another national accounting firm approved by Agent. At any time that the Agent has reasonable grounds to request the same (including, without limitation, at any time that the Compliance Certificate indicates that the Borrower is at or near minimum compliance with the financial covenants in this Agreement), the Agent may require that such report be accompanied by a written statement from such accountants to the effect that they have read a copy of this Agreement, and that, in making the examination necessary for said certification, they have obtained no knowledge of any Default or Event of Default or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default, they shall disclose in such statement any such Default or Event of Default;

                   (b) as soon as practicable, but in any event not later than 60 days after the end of each of the first three fiscal quarters of the Borrower, copies of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarter, and the related unaudited consolidated statements of operations and cash flows for the portion of the Borrower's fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial officer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower and its Subsidiaries on the date thereof (subject to year-end adjustments);

                   (c)  simultaneously with the delivery of the
financial statements referred to in subsections (a) and (b) above, within thirty (30) days of the filing by Storage Trust Guarantor of a Form 8-K with the SEC or the filing with the SEC of any other document amending any other filing made by Storage Trust Guarantor, a statement (a "Compliance Certificate") certified by the principal financial officer of the general partner of the Borrower and the principal financial officer of Storage Trust Guarantor in the form of Exhibit E hereto setting forth in reasonable detail computations evidencing compliance with the described therein, and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date;

                   (d)  concurrently with the delivery of the
financial statements described in subsection (b) above, a certificate signed by the President or Chief Financial Officer of the sole general partner of the Borrower to the effect that, having read this Agreement, and based upon an examination which they deem sufficient to enable them to make an informed statement, there does not exist any Default or Event of Default, or if such Default or Event of Default has occurred, specifying the facts with respect thereto;

                   (e) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature sent to the partners of the Borrower;

                   (f)  simultaneously within the delivery of
the financial statement referred to in subsection (a) above, a statement (i) listing the Real Estate owned by the Borrower and its Subsidiaries (or in which Borrower or its Subsidiaries owns an interest) and stating the location thereof, the date acquired and the acquisition cost, (ii) listing the Indebtedness of the Borrower and its Subsidiaries (excluding Indebtedness of the type described in Section 8.1(b)-(e)), which statement shall include, without limitation, a statement of the original principal amount of such Indebtedness and the current amount outstanding, the holder thereof, the maturity date and any extension options, the interest rate, the collateral provided for such Indebtedness and whether such Indebtedness is recourse or non-recourse, and
(iii) listing the properties of the Borrower and its Subsidiaries which are under "development" (as used in Section 8.9) and providing a brief summary of the status of such development;

                   (g) promptly after they are filed with the Internal Revenue Service, copies of all annual federal income tax returns and amendments thereto of the Borrower;

                   (h) as soon as available but in no event later than 30 days after the end of each fiscal quarter, the Rent Roll for the Unencumbered Operating Properties;

                   (i) not later than five (5) Business Days after the Borrower or Storage Trust Guarantor receives notice of the same from a Rating Agency or otherwise learns of the same, notice of the issuance of any change in the rating by a Rating Agency in respect of any debt of the Borrower or Storage Trust Guarantor (including any change in an Implied Rating), together with the details thereof, and of any announcement by a Rating Agency that any such rating is "under review" or that any such rating has been placed on a watch list or that any similar action has been taken by the Rating Agency (collectively, a "Rating Notice"); and


                   (j) from time to time such other financial data and information in the possession of the Borrower (including without limitation evidence of payment of taxes, property inspection and environmental reports and information as to zoning and other legal and regulatory changes affecting the Borrower) as the Agent may reasonably request.

Notwithstanding the forgoing, unless otherwise requested by the Agent or the Majority Banks, Borrower shall not be required to deliver the balance sheets, statements or other matters required by Section 7.4(a) or Section 7.4(b) to the extent the same are incorporated in the balance sheets, other statements and other matters delivered to the Banks by Storage Trust Guarantor as and when required by the Guaranty.

     Section 7.5.  Notices.

                   (a) Defaults. The Borrower will promptly notify the Agent in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or under any note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower, any of its Subsidiaries or the Guarantor is a party or obligor, whether as principal or surety, and such default would permit the holder of such note or obligation or other evidence of indebtedness to accelerate the maturity thereof, which acceleration would have a material adverse effect on the Borrower or the Guarantor or the existence of which claimed default might become an Event of Default under Section 12.1(g), the Borrower shall forthwith give written notice thereof to the Agent and each of the Banks, describing the notice or action and the nature of the claimed default.

                   (b) Environmental Events. The Borrower will promptly give notice to the Agent (i) upon the Borrower obtaining knowledge of any potential or known Release, or threat of Release, of any Hazardous Substances at or from any Real Estate of the Borrower or its Subsidiaries; (ii) of any violation of any Environmental Law that the Borrower or any of its Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and
(iii) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that in either case involves any Real Estate of the Borrower or its Subsidiaries or has the potential to materially affect the assets, liabilities, financial conditions or operations of the Borrower or any Subsidiary.

                   (c) Notice of Litigation and Judgments. The Borrower will give notice to the Agent in writing within 15 days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower, any of its Subsidiaries or the Guarantor or to which any of such Persons is or is to become a party involving an uninsured claim against such Person that could reasonably be expected to have a materially adverse effect on the Borrower or the Guarantor and stating the nature and status of such litigation or proceedings. The Borrower will give notice to the Agent, in writing, in form and detail satisfactory to the Agent and each of the Banks, within ten days of any judgment not covered by insurance, whether final or otherwise, against the Borrower, any of its Subsidiaries or the Guarantor in an amount in excess of $1,000,000.00.

                   (d)  Notice of Proposed Sales, Encumbrances,
Refinance or Transfer. The Borrower will give notice to the Agent of any proposed or completed sale, encumbrance, refinance or transfer of any Real Estate of the Borrower or its Subsidiaries within any fiscal quarter of the Borrower, such notice to be submitted together with the Compliance Certificate provided or required to be provided to the Banks under Section 7.4 with respect to such fiscal quarter. The Compliance Certificate shall with respect to any proposed or completed sale, encumbrance, refinance or transfer be adjusted in the best good-faith estimate of the Borrower to give effect to such sale, encumbrance, refinance or transfer and demonstrate that no Default or Event of Default with respect to the covenants referred to therein shall exist after giving effect to such sale, encumbrance, refinance or transfer. Notwithstanding the foregoing, in the event of any sale, encumbrance, refinance or transfer of any Real Estate of the Borrower or its Subsidiaries involving individually or in a series of related transactions an amount in excess of $30,000,000.00, the Borrower shall promptly give notice to the Agent of such transaction, which notice shall be accompanied by a certification of the chief financial officer of the sole general partner of the Borrower that no Default or Event of Default shall exist after giving affect to such event.

                   (e)  Notification of Banks.  Promptly after
receiving any notice under this Section 7.5, the Agent will forward a copy thereof to each of the Banks, together with copies of any certificates or other written information that accompanied such notice.

     Section 7.6.  Existence; Maintenance of Properties.

                   (a) The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a Delaware limited partnership. The Borrower will cause each of its Subsidiaries to do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence. The Borrower will do or cause to be done all things necessary to preserve and keep in full force all of its rights and franchises and those of its Subsidiaries. The Borrower will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by it and in related businesses.

                   (b)  The Borrower (i) will cause all of its
properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment, and (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof in all cases in which the failure so to do would have a material adverse effect on the condition of its properties or on the financial condition, assets or operations of the Borrower and its Subsidiaries.

     Section 7.7. Insurance. The Borrower will, at its expense, procure and maintain or cause to be procured and maintained insurance covering the Borrower, its Subsidiaries and their respective properties in such amounts and against such risks and casualties as are customary for properties of similar character and location, due regard being given to the type of improvements thereon, their construction, location, use and occupancy.

     Section 7.8. Taxes. The Borrower and each Subsidiary will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and upon the Real Estate, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided, further, that forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor, the Borrower and each Subsidiary of the Borrower either (i) will provide a bond issued by a surety reasonably acceptable to the Agent and sufficient to stay all such proceedings or (ii) if no such bond is provided, will pay each such tax, assessment, charge, levy or claim. The Borrower shall certify annually to the Agent that the Borrower is in compliance with this Section 7.8 with respect to the Unencumbered Operating Properties.

     Section 7.9. Inspection of Properties and Books. The Borrower shall permit the Banks, through the Agent or any representative designated by the Agent, at the Borrower's expense to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, to examine the books of account of the Borrower and its Subsidiaries (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, its officers, all at such reasonable times and intervals as the Agent or any Bank may reasonably request. The Banks shall use good faith efforts to coordinate such visits and inspections so as to minimize the interference with and disruption to the Borrower's normal business operations.

     Section 7.10. Compliance with Laws, Contracts, Licenses, and Permits. The Borrower will comply with, and will cause each of its Subsidiaries to comply in all respects with (i) all applicable laws and regulations now or hereafter in effect wherever its business is conducted, including all Environmental Laws, (ii) the provisions of its corporate charter, partnership agreement or declaration of trust, as the case may be, and other charter documents and bylaws, (iii) all agreements and instruments to which it is a party or by which it or any of its properties may be bound, (iv) all applicable decrees, orders, and judgments, and (v) all licenses and permits required by applicable laws and regulations for the conduct of its business or the ownership, use or operation of its properties. If at any time while any Loan or Note is outstanding or the Banks have any obligation to make Loans hereunder, any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower may fulfill any of its obligations hereunder, the Borrower will immediately take or cause to be taken all steps necessary to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Banks with evidence thereof.

     Section 7.11. Use of Proceeds. The Borrower will use the proceeds of the Loans solely to provide short-term financing (a) for the acquisition by the Borrower of fee interests in Real Estate which is utilized principally for self-storage facilities or mini-warehouses (including reasonable transaction costs related thereto) or Investments permitted by Section 8.3(j), (b) subject to Section 8.9, for the development by the Borrower, its Subsidiaries or Affiliates of Real Estate to be used principally for self-storage facilities or mini-warehouses, (c) for working capital purposes, and (d) for such other purposes as the Majority Banks in their discretion from time to time may agree to in writing. Notwithstanding anything herein to the contrary, the amount of Loans outstanding at any time which has been advanced for the purpose described in Section 7.11(c) shall not exceed $50,000,000.00. Any repayment of a principal portion of the Loans at a time when any amount of Loans has been advanced for the purpose described in Section 7.11(c) shall be first allocated for the purposes of this Section 7.11 to reduce the amount advanced for the purpose described in Section 7.11(c).

     Section 7.12. Further Assurances. The Borrower will cooperate with, and will cause each of its Subsidiaries to cooperate with the Agent and the Banks and execute such further instruments and documents as the Banks or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

     Section 7.13.  Management; Business Operations. The
Borrower shall cause all Unencumbered Operating Properties at all times to be managed by Borrower and no change shall occur in such management without the prior written approval of the Majority Banks. The Borrower shall operate its business as described in the Prospectus Supplement and in compliance with the terms and conditions of this Agreement and the Loan Documents.

     Section 7.14.  Unencumbered Operating Properties.

                    (a)  The Borrower shall at all times own
Unencumbered Operating Properties which satisfy all of the following conditions:


                         (i)   the Unencumbered Operating Properties
     shall consist solely of Real Estate which has an aggregate physical occupancy level (on a portfolio basis) of at least seventy-five percent (75%) for the previous two (2) fiscal quarters of the Borrower based on bona fide arms-length tenant leases requiring current rental payments; and

                         (ii)  no more than twenty percent (20%) of
     the Asset Value of the Unencumbered Operating Properties may be located in any one standard metropolitan statistical area.

                    (b) The Borrower shall provide to the Agent as of the Closing Date and concurrently with the delivery of the financial statements described in Section 7.4(a) (i) a list of the Unencumbered Operating Properties, (ii) the certification of the chief financial officer of the sole general partner of the Borrower of the Asset Values and that such properties are in compliance with Section 7.14(a) and Section 9.5, (iii) operating statements setting forth the Net Operating Income and capital expenditures for each of the Unencumbered Operating Properties for the previous two (2) fiscal quarters certified as true and correct by the chief financial officer of the sole general partner of the Borrower, and (iv) that the Unencumbered Operating Properties comply with the terms of Sections 6.17 and 6.20. In the event that all or any material portion of a property within the Unencumbered Operating Properties shall be damaged or taken by condemnation, then such property shall no longer be a part of the Unencumbered Operating Properties unless and until any damage to such Real Estate is repaired or restored, such Real Estate becomes fully operational and the Agent shall receive evidence satisfactory to the Agent of the value and Net Operating Income of such Real Estate following such repair or restoration.
Schedule 7.14 hereto sets forth the initial Unencumbered
Operating Properties and the Person that owns such Unencumbered Operating Properties.

                    (c)  Nothing herein shall be construed as an
obligation of the Borrower to grant any mortgage, pledge or security interest to the Agent or the Banks in any of the Unencumbered Operating Properties, nor as an obligation of the Borrower to reserve any particular Unencumbered Operating Property as potential collateral for the Agent and the Banks.

     Section 7.15.  Limiting Agreements.

                    (a) Neither Borrower nor any of its Subsidiaries shall enter into, any agreement, instrument or transaction which has or may have the effect of prohibiting or limiting Borrower's or any Additional Guarantor's ability to pledge to Agent Real Estate which is owned one hundred percent (100%) in fee simple, by the Borrower or an Additional Guarantor which is free and clear of all Liens other than the Liens permitted in Section 8.2(i), (iii) and (vi) and which has an aggregate value equal to the Borrowing
Base as security for the Loans. Borrower shall take, and shall cause its Subsidiaries to take, such actions as are necessary to preserve the right and ability of Borrower and the Additional Guarantors to pledge those Real Estate assets subject to the limitation described above, as security for the Loans without any such pledge after the date hereof causing or permitting the acceleration (after the giving of notice or the passage of time, or otherwise) of any other Indebtedness of Borrower or any of its Subsidiaries.

                    (b) Borrower shall, upon demand, provide to the Agent such evidence as the Agent may reasonably require to evidence Borrower's compliance with this Section 7.15, which evidence shall include, without limitation, copies of any agreements or instruments which would in any way restrict or limit the Borrower's or any Additional Guarantor's ability to pledge assets as security for Indebtedness, or which provide for the occurrence of a default (after the giving of notice or the passage of time, or otherwise) if assets are pledged in the future as security for Indebtedness of the Borrower or any of its Subsidiaries.

     Section 7.16. Limiting Agreements. Should the Borrower or the Guarantor or any of their respective Subsidiaries enter into or modify any agreements or documents pertaining to any existing or future Indebtedness permitted by Section 8.1(h), which agreements or documents include covenants (whether affirmative or negative), warranties, defaults or events of default (or any other provision which may have the same practical effect as any of the foregoing) which are individually or in the aggregate more restrictive against the Borrower, the Guarantor or their respective Subsidiaries than those set forth herein or in any of the other Loan Documents, the Borrower shall promptly notify the Agent and, if requested by the Agent or the Majority Banks, the Borrower, the Agent, and the Banks shall promptly amend this Agreement and the other Loan Documents to include some or all of such more restrictive provisions as determined by the Agent or the Majority Banks in their sole discretion, and the Borrower shall cause the Guarantor to consent to such amendment.

     Section 7.17. Ownership of Real Estate. All interests (whether direct or indirect) of the Borrower, the Guarantor or their respective Subsidiaries in income-producing real estate assets acquired after the date hereof shall be owned directly by the Borrower or, subject to Section 8.3, Subsidiaries or Affiliates of the Borrower; provided, however that if any such assets are acquired by a Subsidiary of the Borrower, such Subsidiary shall as a condition to such acquisition become an Additional Guarantor and comply with the terms of Section 7.19.

     Section 7.18.  Distributions of Income to the Borrower.
The Borrower shall cause all of its Subsidiaries to promptly distribute to the Borrower (but not less frequently than once each fiscal quarter of the Borrower, unless otherwise approved by the Agent), whether in the form of dividends, distributions or otherwise, all profits, proceeds or other income relating to or arising from its Subsidiaries' use, operation, financing, refinancing, sale or other disposition of their respective assets and properties after (a) the payment by each Subsidiary of its Debt Service and operating expenses for such quarter and (b) the establishment of reasonable reserves for the payment of operating expenses not paid on at least a quarterly basis and capital improvements to be made to such Subsidiary's assets and properties approved by such Subsidiary in the ordinary course of business consistent with its past practices.

     Section 7.19. Additional Guarantors. In the event that any Subsidiary of the Borrower that is not a Guarantor owns Real Estate which would otherwise qualify as an Unencumbered Operating Property and the Borrower desires for the same to become an Unencumbered Operating Property, then such property may become an Unencumbered Operating Property but only in the event that all of the terms and conditions of this Section 7.19 are satisfied:

                    (a)  The Borrower and/or Storage Trust Guarantor
(i) shall and shall continue to fully own such Subsidiary (each such entity is hereinafter referred to as an "Additional Guarantor");

                    (b)  The organizational agreements of such
Subsidiary or such other resolutions or consents satisfactory to Agent shall specifically authorize such Subsidiary to guaranty the Obligations and to pledge the assets of such Subsidiary as security for the Obligations and the Borrower shall certify to the Agent that applicable law does not preclude such Subsidiary from executing such guaranty or pledging its assets to secure the Obligations;

                    (c) All representations in the Loan Documents made by or with respect to Borrower or Guarantors and their Subsidiaries in the Loan Documents shall be true and correct with respect to such Additional Guarantor;

                    (d) All covenants and agreements herein of the Borrower and the Guarantors and their Subsidiaries shall be true and correct with respect to such Additional Guarantor;

                    (e)  No Default or Event of Default shall
exist or might exist in the event that such Subsidiary becomes an Additional Guarantor or acquires such assets;

                    (f)  Such Additional Guarantor executes and
delivers to Agent a Guaranty and either executes or becomes a party to the Contribution Agreement. The Contribution Agreement shall constitute the valid and legally binding obligations of such parties enforceable against them in accordance with the terms and provisions thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought;

                    (g) All of the conditions set forth in Section 10 applicable to Guarantors or Loan Documents executed by Guarantors shall have been satisfied; and

                    (h) The Real Estate assets acquired or owned by such Additional Guarantor shall qualify as Unencumbered Operating Properties hereunder, and such assets, when taken together with the other Real Estate assets owned by other Guarantors, shall not cause the Borrower to be in violation of the twenty percent (20%) limitation on the ownership of Unencumbered Operating Properties by entities other than the Borrower.

     Section 8.  CERTAIN NEGATIVE COVENANTS OF THE BORROWER.

     The Borrower covenants and agrees that, so long as any Loan or Note is outstanding or any of the Banks has any obligation to make any Loans:

     Section 8.1. Restrictions on Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

                    (a) Indebtedness to the Banks arising under any of the Loan Documents;

                    (b) current liabilities of the Borrower or its Subsidiaries incurred in the ordinary course of business but not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

                    (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 7.8;

                    (d)  Indebtedness in respect of judgments or
awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

                    (e)  endorsements for collection, deposit or
negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

                    (f) Indebtedness in respect of reverse repurchase agreements having a term of not more than 180 days with respect to Investments described in Section 8.3(d) or (e);

                    (g) Secured Indebtedness of the Borrower and its Subsidiaries provided that the aggregate outstanding principal amount of such Indebtedness shall not exceed twenty percent (20%) of the Borrower's Consolidated Total Assets;

                    (h)  subject to the provisions of Section 9,
unsecured subordinated debt or senior unsecured long-term debt of the Borrower and its Subsidiaries (which senior unsecured long term debt of the Borrower may rank pari passu with the Obligations), provided that (i) the aggregate outstanding principal amount of such Indebtedness shall not exceed thirty-five percent (35%) of the Borrower's Consolidated Total Assets, and (ii) at the time such Indebtedness is issued the scheduled maturity date of such Indebtedness is not sooner than 180 days after the Maturity Date, and provided further that neither the Borrower nor any of its Subsidiaries shall incur any of the Indebtedness described in this Section 8.1(h) unless it shall have provided to the Banks
(A) prior written notice of the proposed issuance of such Indebtedness, a statement that no Default or Event of Default exists and a certificate that the Borrower will be in compliance with its covenants referred to therein after giving effect to such incurrence, (B) evidence reasonably satisfactory to the Agent that the Rating Agency has been advised of the issuance of such Indebtedness within five (5) days of such issuance, and (C) upon the request of Agent, evidence that the annual rating maintenance fee has been paid to the Rating Agency; and

                    (i)  subject to the provisions of Sections 8
and 9, Indebtedness under agreements to purchase property or any interest therein.

     Section 8.2. Restrictions on Liens, Etc. The Borrower will not, and will not permit any of its Subsidiaries to, (a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of its property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than 30 days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; or (f) incur or maintain any obligation to any holder of Indebtedness of the Borrower or such Subsidiary which prohibits the creation or maintenance of any lien securing the Obligation (collectively "Liens"); provided that the Borrower and any Subsidiary of the Borrower may create or incur or suffer to be created or incurred or to exist:

                   (i)   liens on properties to secure taxes,
     assessments and other governmental charges or claims for labor, material or supplies in respect of obligations not overdue except as otherwise permitted by Section 8.1(c);

                   (ii)  liens on properties in respect of
     judgments, awards or indebtedness, the Indebtedness with respect to which is permitted by Section 8.1(d) or Section
     8.1(g);

                   (iii) encumbrances on properties consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Borrower or a Subsidiary of the Borrower is a party, and other minor non-monetary liens or encumbrances none of which interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower and its Subsidiaries or with respect to which a nationally recognized title insurance company has insured the Borrower against loss or damage resulting therefrom, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrower individually or of the Borrower and its Subsidiaries on a consolidated basis;

                   (iv)  liens on Real Estate and Short-term
     Investments securing Indebtedness permitted by Section 8.1(g);

                   (v)   with the prior approval of the Majority
     Banks, liens on Real Estate acquired by the Borrower after the date of this Agreement secured by previously existing mortgages, deeds of trust or deeds to secure debt; and

                   (vi) liens in favor of the Agent and the Banks as security for the Obligations.

     Section 8.3. Restrictions on Investments. The Borrower will not, and will not permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except
Investments in:

                   (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrower or its Subsidiary;

                   (b) marketable direct obligations of any of the following: Federal Home Loan Mortgage Corporation, Student Loan Marketing Association, Federal Home Loan Banks, Federal National Mortgage Association, Government National Mortgage Association, Bank for Cooperatives, Federal Intermediate Credit Banks, Federal Financing Banks, Export-Import Bank of the United States, Federal Land Banks, or any other agency or instrumentality of the United States of America;

                   (c) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $100,000,000; provided, however, that the aggregate amount at any time so invested with any single bank having total assets of less than $1,000,000,000 will not exceed $200,000;

                   (d) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any State which at the time of purchase are rated by Moody's Investors Service, Inc. or by Standard & Poor's Corporation at not less than "P 1" if then rated by Moody's Investors Service, Inc., and not less than "A 1", if then rated by Standard & Poor's Corporation;

                   (e) mortgage-backed securities guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage
Corporation and other mortgage-backed bonds which at the time of purchase are rated by Moody's Investors Service, Inc. or by Standard & Poor's Corporation at not less than "Aa" if then rated by Moody's Investors Service, Inc. and not less than "AA" if then rated by Standard & Poor's Corporation;

                   (f)  repurchase agreements having a term not
greater than 90 days and fully secured by securities described in the foregoing subsection (a), (b) or (e) with banks described in the foregoing subsection (c) or with financial institutions or other corporations having total assets in excess of $500,000,000;

                   (g) shares of so-called "money market funds" registered with the SEC under the Investment Company Act of 1940 which maintain a level per-share value, invest principally in investments described in the foregoing subsections (a) through
(f) and have total assets in excess of $50,000,000;

                   (h)  Investments in fee interests in Real
Estateutilized principally for self-storage facilities or mini-warehouses, including earnest money deposits relating thereto and transaction costs;

                   (i) Subject to Section 8.3(l), Investments in wholly-owned Subsidiaries of the Borrower and Storage Trust Guarantor;

                   (j) Investments in Subsidiaries of the Borrower that are not wholly-owned by the Borrower and Storage Trust Guarantor and in Affiliates of the Borrower which Investments are not properly included within Section 8.3(l), provided that in no event shall the aggregate of such Investments exceed ten percent
(10%) of the Borrower's Consolidated Total Assets;

                   (k) Investments in purchase money notes payable to the order of Borrower or any of its Subsidiaries which are received in connection with the sale by Borrower or any of its Subsidiaries of Real Estate and in other notes which are not properly included within Section 8.3(l), provided that the aggregate outstanding principal balance of such purchase money notes and other notes shall not at any time exceed five percent (5%) of Borrower's Consolidated Total Assets; and

                   (l) (i) Investments in Subsidiaries and Affiliates of the Borrower, which Subsidiaries and Affiliates are engaged in development activity pursuant to Section 8.9, (ii) Investments in mortgages and notes receivables from such Subsidiaries and Affiliates, and (iii) Investments in mortgages and notes receivables from parties other than Subsidiaries and Affiliates of the Borrower which parties are engaged in the development of self-storage facilities or mini-warehouses which are to be sold to Borrower or a Subsidiary or Affiliate of the Borrower and which notes are adequately secured; provided that in no event shall such Investments (including the principal amount payable pursuant to such notes) exceed twenty percent (20%) of the Borrower's Consolidated Total Assets. For the purposes hereof, notes receivable shall be valued at face value (subject to reduction as a result of payments thereon).

     Section 8.4. Merger, Consolidation. The Borrower will not, and will not permit any of its Subsidiaries to, become a party to any merger or consolidation without the prior written consent of the Majority Banks except (i) the merger or consolidation of one or more of the Subsidiaries of the Borrower with and into the Borrower and (ii) the merger or consolidation of two or more Subsidiaries of the Borrower.

     Section 8.5. Sale and Leaseback. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby the Borrower or any Subsidiary of the Borrower shall sell or transfer any Real Estate owned by it in order that then or thereafter the Borrower or any Subsidiary shall lease back such Real Estate.

     Section 8.6. Compliance with Environmental Laws. The Borrower will not, and will not permit any of its Subsidiaries, to do any of the following: (a) use any of the Real Estate or any portion thereof as a facility for the handling, processing, storage or disposal of Hazardous Substances, except for small quantities of Hazardous Substances used in the ordinary course of business and in compliance with all applicable Environmental Laws, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances except in full compliance with Environmental Laws, (c) generate any Hazardous Substances on any of the Real Estate except in full compliance with Environmental Laws, (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a Release of Hazardous Substances on, upon or into the Real Estate or any surrounding properties or any threatened Release of Hazardous Substances which might give rise to liability under CERCLA or any other Environmental Law, or
(e) directly or indirectly transport or arrange for the transport of any Hazardous Substances (except in compliance with all Environmental Laws).

     The Borrower shall:

           (i) in the event of any change in Environmental Laws governing the assessment, release or removal of Hazardous Substances, which change would lead a prudent lender to require additional testing to avail itself of any statutory insurance or limited liability, take all action (including, without limitation, the conducting of engineering tests at the sole expense of the Borrower) to confirm that no Hazardous Substances are or ever were Released or disposed of on the Real Estate; and

           (ii) if any Release or disposal of Hazardous Substances shall occur or shall have occurred on the Real Estate (including without limitation any such Release or disposal occurring prior to the acquisition of such Real Estate by the Borrower), cause the prompt containment and removal of such Hazardous Substances and remediation of the Real Estate in full compliance with all applicable laws and regulations and to the satisfaction of the Majority Banks; provided, that the Borrower shall be deemed to be in compliance with Environmental Laws for the purpose of this clause (ii) so long as it or a responsible third party with sufficient financial resources is taking reasonable action to remediate or manage any event of noncompliance to the satisfaction of the Majority Banks and no action shall have been commenced by any enforcement agency. The Majority Banks may engage their own Environmental Engineer to review the environmental assessments and the Borrower's compliance with the covenants contained herein.

     At any time after an Event of Default shall have occurred hereunder, or, whether or not an Event of Default shall have occurred, at any time that the Agent or the Majority Banks shall have reasonable grounds to believe that a Release or threatened Release of Hazardous Substances may have occurred, relating to any Real Estate, or that any of the Mortgaged Properties is not in compliance with the Environmental Laws, the Agent may at its election (and will at the request of the Majority Banks) obtain such environmental assessments of such Real Estate prepared by an Environmental Engineer as may be necessary or advisable for the purpose of evaluating or confirming (i) whether any Hazardous Substances are present in the soil or water at or adjacent to such Real Estate and (ii) whether the use and operation of such

Real Estate comply with all Environmental Laws. Environmental assessments may include detailed visual inspections of such Real Estate including, without limitation, any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, as well as such other investigations or analyses as are necessary or appropriate for a complete determination of the compliance of such Real Estate and the use and operation thereof with all applicable Environmental Laws. All such environmental assessments shall be at the sole cost and expense of the Borrower.

     Section 8.7. Distributions. The Borrower will not pay any Distribution to the partners of the Borrower if such Distribution is in excess of the greater of the amount which, when added to the amount of all other Distributions paid in the same fiscal quarter and the preceding fiscal quarter would exceed (i) ninety percent (90%) of its Funds from Operations for the two (2) consecutive fiscal quarters ending prior to the quarter in which such Distribution is paid, or (ii) one hundred percent (100%) of its Funds Available for Distribution for the two (2) consecutive fiscal quarters ending prior to the quarter in which such Distribution is paid. The foregoing limitation on Distributions shall not preclude the Borrower from paying Distributions to Storage Trust Guarantor in an amount equal to the minimum Distributions required under the Code to maintain the REIT Status of Storage Trust Guarantor.

     Section 8.8. Asset Sales. Neither the Borrower nor any Subsidiary shall sell, transfer or otherwise dispose of any Real Estate or any of the Unencumbered Operating Properties in excess of $20,000,000.00 (except as the result of a condemnation or casualty and except for the granting of Permitted Liens, as applicable) unless there shall have been delivered to the Banks a statement that no Default or Event of Default exists and a certification that the Borrower will be in compliance with its covenants referred to therein after giving effect to such sale, transfer or other disposition.

     Section 8.9. Development Activity. Neither the Guarantor, the Borrower nor any Subsidiary or Affiliate thereof shall engage, directly or indirectly, in the development, construction or substantial renovation or rehabilitation of Real Estate, except that the Borrower or a Subsidiary or Affiliate may develop for its own account during a fiscal year of the Borrower properties to be used principally for self-storage facilities or mini-warehouses provided that in any fiscal year such development shall be limited to the lesser of (i) any number of projects with respect to which the aggregate cost of acquiring the Real Estate and developing the improvements thereon (assuming the full costs of developing such properties) is not reasonably anticipated to exceed twenty percent (20%) of the Asset Value of the Borrower's Consolidated Total Assets and (ii) any number of projects with respect to which the aggregate Net Rentable Area to be developed that would be available for leasing upon completion does not exceed ten percent (10%) of the Net Rentable Area within the Real Estate owned in fee by the Borrower and its Subsidiaries for the preceding four fiscal quarters (excluding such projects under development). Any Investments pursuant to Section 8.3(l) shall be counted against the foregoing limits. For purposes of this
Section 8.9, the term "development" shall include the new construction of a self-storage facility or mini-warehouse, but shall not include the addition of related facilities to existing Real Estate which is already used principally for a self-storage facility or mini-warehouse. A project shall be considered to be under development until final certificates of occupancy or the equivalent have been issued for the entire project.

     Section 8.10. Sources of Capital. The Borrower shall, at all times that the Borrower or any of its Subsidiaries is engaging in any development as provided in Section 8.9 or has entered into any agreement to acquire properties under purchase agreements, maintain available sources of capital equal to the total cost to acquire and complete such developments and to purchase such properties, which sources of capital shall be acceptable to the Agent in its reasonable discretion. Amounts available to be disbursed for such purposes pursuant to this Agreement may be considered as a source of capital for the purposes of this Section 8.10.

     Section 8.11. Restriction on Prepayment of Indebtedness. The Borrower shall not prepay the principal amount, in whole or in part, of any Indebtedness other than the Obligations after the occurrence of any Event of Default; provided, however, that this
Section 8.11 shall not prohibit the prepayment of Indebtedness which is financed solely from the proceeds of a new loan which would otherwise be permitted by the terms of Section 8.1.

     Section 8.12.  Restrictions on Dilution.  The Borrower
shall not permit Storage Trust Guarantor to directly own and control less than fifty percent (50%) of the ownership and voting interests in the Borrower.

     Section 9.  FINANCIAL COVENANTS OF THE BORROWER.

     The Borrower covenants and agrees that, so long as any Loan or Note is outstanding or any Bank has any obligation to make any Loans it will comply with the following:

     Section 9.1.  Liabilities to Assets Ratio.

                   (a) The Borrower will not, at the end of any fiscal quarter, permit the ratio of Consolidated Total Liabilities to Consolidated Total Assets of the Borrower to exceed 0.50 to 1.

                   (b) The Borrower will not permit the Consolidated Debt of the Borrower and its Subsidiaries to exceed forty-five percent (45%) of Consolidated Adjusted Capitalization of the Borrower and its Subsidiaries.

                   (c) The Borrower will not permit the Consolidated Debt of Storage Trust Guarantor and its Subsidiaries to exceed forty-five percent (45%) of Consolidated Adjusted Capitalization of Storage Trust Guarantor and its Subsidiaries.

                   (d)  Capitalized terms used in Section 9.1(b) and
(c) that are not otherwise defined in Section 1.1 shall have the meanings set forth on Schedule 9.1 hereof.

     Section 9.2. Debt Coverage. The Borrower will not, at the end of any fiscal quarter, permit the Consolidated Operating Cash Flow of the Borrower and its Subsidiaries for such quarter and the preceding quarter (treated as a single accounting period) (the "Test Period") to be less than 2.25 times the Debt Service for the Test Period.

     Section 9.3. Fixed Charge Coverage. The Borrower will not, at the end of any fiscal quarter, permit the sum equal to
(a) Funds from Operations plus (b) interest expense of the Borrower and its Subsidiaries minus (c) the Capital Improvement Reserve minus (d) the minimum Distributions required under the Code to maintain the REIT Status of the Guarantor minus (e) the Actual Scheduled Principal Payments for the Test Period, to be less than 1.25 times the interest expense of the Borrower and its Subsidiaries (including capitalized interest) for the Test Period.

     Section 9.4. Shareholder's Equity. The Borrower will not, at the end of any fiscal quarter, permit the Shareholder's Equity to be less than the sum of (a) $240,000,000.00 plus (b) ninety percent (90%) of the net proceeds from any Equity Offering of Storage Trust Guarantor made after the Closing Date.

     Section 9.5. Borrowing Base. Borrower will not, at the end of any fiscal quarter, permit the outstanding principal balance of the Loans as of the date of determination to be greater than the Borrowing Base as determined as of the same date.

     Section 10.  CLOSING CONDITIONS.

     The obligations of the Agent and the Banks to make the initial Loans shall be subject to the satisfaction of the following conditions precedent on or prior to January 25, 1998:

     Section 10.1. Loan Documents. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to the Majority Banks. The Agent shall have received a fully executed copy of each such document, except that each Bank shall have received a fully executed counterpart of its Note.

     Section 10.2.  Certified Copies of Organizational
Documents. The Agent shall have received from the Borrower a copy, certified as of a recent date by the appropriate officer of each State in which the Borrower and the Guarantor is organized and a duly authorized officer or partner of Borrower and the Guarantor, as applicable, to be true and complete, of the partnership agreement or declaration of trust of the Borrower and the Guarantor, as applicable, or its qualification to do business, as applicable, as in effect on such date of certification.

     Section 10.3. Bylaws; Resolutions. All action on the part of the Borrower and the Guarantor necessary for the valid execution, delivery and performance by the Borrower and the Guarantor of this Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Agent shall have been provided to the Agent. The Agent shall have received from the Borrower and the Guarantor true copies of their respective bylaws and the resolutions adopted by its partners or board of trustees authorizing the transactions described herein, each certified by its general partner or secretary as of a recent date to be true and complete.

     Section 10.4. Incumbency Certificate; Authorized Signers. The Agent shall have received from the Borrower and the Guarantor an incumbency certificate, dated as of the Closing Date, signed by a duly authorized partner or officer of the Borrower and the Guarantor, as applicable, and giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the name and on behalf of the Borrower and the Guarantor, each of the Loan Documents to which the Borrower and the Guarantor is or is to become a party. The Agent also shall have received from the Borrower a certificate, dated as of the Closing Date, signed by a duly authorized partner of the Borrower and giving the name of and specimen signature of each individual who shall be authorized to make Loan and Conversion Requests and to give notices and to take other action on behalf of the Borrower under the Loan Documents.

     Section 10.5. Opinion of Counsel. The Agent shall have received a favorable opinion addressed to the Banks and the Agent and dated as of the Closing Date, in form and substance satisfactory to the Agent, from Craig A. Van Matre, counsel of the Borrower and the Guarantor, as to such matters as the Agent shall reasonably request.

     Section 10.6. Payment of Fees. The Borrower shall have paid to the Agent the fees required to be paid as of the Closing
Date pursuant to Section 4.2 and Section 4.2A.

     Section 10.7. Performance; No Default. The Borrower shall have performed and complied with all terms and conditions herein required to be performed or complied with by it on or prior to the Closing Date, and on the Closing Date there shall exist no Default or Event of Default.

     Section 10.8. Representations and Warranties. The representations and warranties made by the Borrower and the Guarantor in the Loan Documents or otherwise made by or on behalf of the Borrower, the Guarantor or any Subsidiaries in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the Closing Date.

     Section 10.9. Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory to the Agent and the Agent's Special Counsel in form and substance, and the Agent shall have received all information and such counterpart originals or certified copies of such documents and such other certificates, opinions or documents as the Agent and the Agent's Special Counsel may reasonably require.

     Section 10.10. Compliance Certificate. A Compliance Certificate dated as of the date of the Closing Date demonstrating compliance with each of the covenants calculated therein as of the most recent fiscal quarter end for which the Borrower and the Guarantor have provided financial statements under Section 6.4 adjusted in the best good faith estimate of the Borrower and the Guarantor dated as of the date of the Closing Date shall have been delivered to the Agent.

     Section 10.11. Other. The Agent shall have reviewed such other documents, instruments, certificates, opinions, assurances, consents and approvals as the Agent or the Agent's Special
Counsel may reasonably have requested.

     Section 11. CONDITIONS TO ALL BORROWINGS.

     The obligations of the Banks to make any Loan, whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

     Section 11.1. Prior Conditions Satisfied. All conditions set forth in Section 10 shall continue to be satisfied as of the date upon which any Loan is to be made.

     Section 11.2. Representations True; No Default. Each of the representations and warranties of the Borrower and the Guarantor contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and except to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

     Section 11.3. No Legal Impediment. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank would make it illegal for such Bank to make such Loan.

     Section 11.4. Governmental Regulation. Each Bank shall have received such statements in substance and form reasonably satisfactory to such Bank as such Bank shall reasonably require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

     Section 11.5. Proceedings and Documents. All proceedings in connection with the Loan shall be satisfactory in substance and in form to the Agent, and the Agent shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request.

     Section 11.6. Borrowing Documents. In the case of any request for a Loan, the Agent shall have received a copy of the request for a Loan required by Section 2.6 in the form of Exhibit
C hereto, fully completed.

     Section 12.  EVENTS OF DEFAULT; ACCELERATION; ETC.

     Section 12.1. Events of Default and Acceleration. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

                    (a) the Borrower shall fail to pay any principal of the Loans when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                    (b) the Borrower shall fail to pay any interest on the Loans or any other sums due hereunder or under any of the other Loan Documents, when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                    (c) the Borrower shall fail to comply with any covenant contained in Section 7.14 or Section 7.15;

                    (d) the Borrower shall fail to comply with any covenant contained in Section 9, and such failure shall continue for 30 days after written notice thereof shall have been given to the Borrower by the Agent;

                    (e)  the Borrower or any of its Subsidiaries
or the Guarantor shall fail to perform any other term, covenant or agreement contained herein or in any of the other Loan Documents
(other than those specified above in this Section 12);

                    (f) any representation or warranty of the Borrower or any of its Subsidiaries or the Guarantor in this Agreement or any other Loan Document, or in any report, certificate, financial statement, request for a Loan, or in any other document or instrument delivered pursuant to or in connection with this Agreement, any advance of a Loan or any of the other Loan
Documents shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

                    (g) the Borrower or any of its Subsidiaries or the Guarantor shall fail to pay when due or at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or other Indebtedness, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing any such borrowed money or credit received or other Indebtedness for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof; provided that the events described in this Section
12.1(g) shall not constitute an Event of Default unless such failure to pay or perform, together with any other failures to pay or perform, involve singly or in the aggregate obligations for borrowed money or credit received or other Indebtedness totaling in excess of $5,000,000.00;

                    (h)  the Borrower or any of its Subsidiaries
or the Guarantor, (i) shall make an assignment for the benefit of creditors, or admit in writing its general inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or any of its Subsidiaries or the Guarantor or of any substantial part of the assets of any thereof, (ii) shall commence any case or other proceeding relating to the Borrower or any of its Subsidiaries or the Guarantor under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or
(iii) shall take any action to authorize or in furtherance of any of the foregoing;

                    (i) a petition or application shall be filed for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or any of its Subsidiaries or the Guarantor or any substantial part of the assets of any thereof, or a case or other proceeding shall be commenced against the Borrower or any of its Subsidiaries or the Guarantor under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, and the Borrower or any of its Subsidiaries or the Guarantor shall indicate its approval thereof, consent thereto or acquiescence therein or such petition, application, case or proceeding shall not have been dismissed within 60 days following the filing or commencement thereof;

                    (j) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower or any of its Subsidiaries or the Guarantor bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower or any of its Subsidiaries or the Guarantor, in each case of the foregoing in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

                    (k) there shall remain in force, undischarged, unsatisfied and unstayed, for more than 60 days, whether or not consecutive, any uninsured final judgment against the Borrower or any of its Subsidiaries or the Guarantor that, with other outstanding uninsured final judgments, undischarged, against the Borrower or any of its Subsidiaries or the Guarantor exceeds in the aggregate $5,000,000.00;

                    (l)  if any of the Loan Documents shall be
canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower or the Guarantor or any of its holders of Voting

Interests, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof in any material respect as determined by the Majority Banks;

                    (m) any dissolution, termination, partial or complete liquidation, merger or consolidation of the Borrower or the Guarantor, or any sale, transfer or other disposition of the assets of the Borrower or the Guarantor, other than as permitted under the terms of this Agreement or the other Loan Documents;

                    (n) any suit or proceeding shall be filed against the Borrower or the Guarantor or any of their respective assets which in the good faith business judgment of the Majority Banks after giving consideration to the likelihood of success of such suit or proceeding and the availability of insurance to cover any judgment with respect thereto and based on the information available to them, if adversely determined, would have a materially adverse affect on the ability of the Borrower or the Guarantor to perform each and every one of their respective obligations under and by virtue of the Loan Documents;

                    (o)  the Borrower or the Guarantor shall be
indicted for a federal crime, a punishment for which could include the forfeiture of any assets of the Borrower or the Guarantor; or

                    (p) the Guarantor denies that the Guarantor has any liability or obligation under the Guaranty, or shall notify the Agent or any of the Banks of the Guarantor's intention to attempt to cancel or terminate the Guaranty, or shall fail to observe or comply with any term, covenant, condition or agreement under the Guaranty; or

                    (q) Gordon Burnam shall cease to be the Chairman/ Board of Trustees of, or Michael G. Burnam shall cease to be the Chief Executive Officer of, Storage Trust Guarantor, and a competent and experienced successor for such Person shall not be approved by the Majority Banks within six (6) months of such event, such approval not to be unreasonably withheld or delayed; or

                    (r)  Gordon Burnam, Michael G. Burnam and
Stephen M. Dulle shall no longer own directly or beneficially, on a combined basis, at least two hundred thousand (200,000) issued and outstanding shares of stock of Storage Trust Guarantor or partnership units of Borrower convertible into an equivalent number of shares of stock of Storage Trust Guarantor;

then, and in any such event, the Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrower declare all amounts owing with respect to this Agreement, the Notes and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in Section 12.1(h), Section 12.1(i) or Section 12.1(j), all such amounts shall become immediately due and payable automatically and without any requirement of notice from any of the Banks or the Agent. The Borrower and any other Person shall be entitled to conclusively rely on a statement from the Agent that it has the authority to act for and bind the Banks pursuant to this Agreement and the other Loan Documents.

     Section 12.1A.  Limitation of Cure Periods.

                     (a)  Notwithstanding anything contained in
Section 12.1 to the contrary, (i) no Event of Default shall exist hereunder upon the occurrence of any failure described in Section 12.1(a) or Section 12.1(b) in the event that the Borrower cures such default within five (5) days following receipt of written notice of such default, provided, however, that Borrower shall not be entitled to receive more than two (2) notices in the aggregate pursuant to this clause (i) in any period of 365 days ending on the date of any such occurrence of default, and provided further that no such cure period shall apply to any payments due upon the maturity of the Notes, and (ii) no Event of Default shall exist hereunder upon the occurrence of any failure described in Section 12.1(e) in the event that the Borrower cures such default with thirty (30) days following receipt of written notice of such default, provided that the provisions of this clause (ii) shall not pertain to any default consisting of a failure to comply with
Section 7.4(c), or to any default excluded from any provision of cure of defaults contained in any other of the Loan Documents.

                     (b)  Notwithstanding the provisions of subsections
(d) and (e) of Section 12.1, the cure periods provided therein shall not be allowed and the occurrence of a Default thereunder immediately shall constitute an Event of Default for all purposes of this Agreement and the other Loan Documents if, within the period of twelve months immediately preceding the occurrence of such Default, there shall have occurred two periods of cure or portions thereof under any one or more of said subsections.

     Section 12.2. Termination of Commitments. If any one or more Events of Default specified in Section 12.1(h), Section 12.1(i) or Section 12.1(j) shall occur, then immediately and without any action on the part of the Agent or any Bank any unused portion of the credit hereunder shall terminate and the Banks shall be relieved of all obligations to make Loans to the Borrower. If any other Event of Default shall have occurred and be continuing, the Agent, upon the election of the Majority Banks, may by notice to the Borrower terminate the obligation to make Loans to the Borrower. No termination under this Section
12.2 shall relieve the Borrower of its obligations to the Banks arising under this Agreement or the other Loan Documents.

     Section 12.3. Remedies. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to Section 12.1, the Agent on behalf of the Banks, may, with the consent of the Majority Banks but not otherwise, proceed to protect and enforce their rights and remedies under this Agreement, the Notes or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, including to the full extent permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right. No remedy herein conferred upon the Agent or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law. In the event that all or any portion of the Obligations is collected by or through an attorney-at-law, the Borrower shall pay all costs of collection including, but not limited to, reasonable attorney's fees not to exceed fifteen percent (15%) of such portion of the Obligations.

     Section 12.4. Distribution of Proceeds. In the event that, following the occurrence or during the continuance of any Event of Default, any monies are received in connection with the enforcement of any of the Loan Documents, or otherwise with respect to the realization upon any of the assets of the Borrower, such monies shall be distributed for application as follows:

                    (a) First, to the payment of, or (as the case may be) the reimbursement of, the Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent under this Agreement or any of the other Loan Documents or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies;

                    (b) Second, to all other Obligations in such order or preference as the Majority Banks shall determine; provided, however, that (i) Swing Loans shall be repaid first, (ii) distributions in respect of such other Obligations shall be made pari passu among Obligations with respect to the Agent's fee payable pursuant to Section 4.3 and all other Obligations,
(iii) in the event that any Bank shall have wrongfully failed or refused to make an advance under Section 2.7 and such failure or refusal shall be continuing, advances made by other Banks during the pendency of such failure or refusal shall be entitled to be repaid as to principal and accrued interest in priority to the other Obligations described in this subsection (b), and (iv) Obligations owing to the Banks with respect to each type of Obligation such as interest, principal, fees and expenses (but excluding Swing Loans), shall be made among the Banks pro rata;
and provided, further that the Majority Banks may in their discretion make proper allowance to take into account any Obligations not then due and payable; and

                    (c) Third, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

     Section 13.  SETOFF.

     Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch of where such deposits are held) or other sums credited by or due from any of the Banks to the Borrower or the Guarantor and any securities or other property of the Borrower or the Guarantor in the possession of such Bank may be applied to or set off against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to such Bank.
Each of the Banks agrees with each other Bank that if such Bank shall receive from the Borrower or the Guarantor, whether by voluntary payment, exercise of the right of setoff, or otherwise, and shall retain and apply to the payment of the Note or Notes held by such Bank (but excluding the Swing Loan Note) any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by it its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

     Section 14. THE AGENT.

     Section 14.1. Authorization. The Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent. The obligations of the Agent are primarily administrative in nature, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute the Agent as a trustee for any Bank or to create an agency or fiduciary relationship. The Borrower and any other Person shall be entitled to conclusively rely on a statement from the Agent that it has the authority to act for and bind the Banks pursuant to this Agreement and the other Loan Documents.

     Section 14.2. Employees and Agents. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

     Section 14.3. No Liability. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent, or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

     Section 14.4. No Representations. The Agent shall not be responsible for the execution or validity or enforceability of this Agreement, the Notes, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower or any of its Subsidiaries or the Guarantor, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any other of the Loan Documents. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or the Guarantor or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the creditworthiness or financial condition of the Borrower or any of its Subsidiaries or the Guarantor. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, based upon such information and documents as it deems appropriate at the time, continue to make its own credit analysis and decisions in taking or not taking action under this Agreement and the other Loan Documents.

     Section 14.5.  Payments.

                    (a) A payment by the Borrower or the Guarantor to the Agent hereunder or under any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Agent agrees to distribute to each Bank not later than one
Business Day after the Agent's receipt of good funds, determined in accordance with the Agent's customary practices, such Bank's pro rata share of payments received by the Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents. In the event that the Agent fails to distribute such amounts within one Business Day as provided above, the Agent shall pay interest on such amount at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect.

                    (b) If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

                    (c) Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Bank that fails (i) to make available to the Agent its pro rata share of any Loan or (ii) to comply with the provisions of Section 13 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower and the Guarantor, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans. The
Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Loans. A
Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans of the nondelinquent
Banks or as a result of other payments by the Delinquent Banks to the nondelinquent Banks, the Banks' respective pro rata shares of all outstanding Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

     Section 14.6.  Holders of Notes.  Subject to the terms of
Article 18, the Agent may deem and treat the payee of any Note as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

     Section 14.7. Indemnity. The Banks ratably agree hereby to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrower as required by Section 15), and liabilities of every nature and character arising out of or related to this Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

     Section 14.8. Agent as Bank. In its individual capacity, BKB shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes as it would have were it not also the Agent.

     Section 14.9.  Resignation.  Subject to the terms of
Section 18.1, the Agent may resign at any time by giving 60 days' prior written notice thereof to the Banks and the Borrower. Upon any such resignation, the Majority Banks shall have the right to appoint as a successor Agent any Bank or any other bank whose senior debt obligations are rated not less than "A" or its equivalent by Moody's Investors Service, Inc. or not less than "A" or its equivalent by Standard & Poor's corporation and which has total assets in excess of $10 billion. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a bank whose debt obligations are rated not less than "A" or its equivalent by Moody's Investors Service, Inc. or not less than "A" or its equivalent by Standard & Poor's Corporation and which has total assets in excess of $10 billion. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder as Agent. After any retiring Agent's resignation, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

     Section 14.10. Duties in the Case of Enforcement. In case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent shall, if (a) so requested by the Majority Banks and (b) the Banks have provided to the Agent such additional indemnities and assurances against expenses and liabilities as the Agent may reasonably request, proceed to exercise all or any legal and equitable and other rights or remedies as it may have. The Majority Banks may direct the Agent in writing as to the method and the extent of any such exercise, the Banks hereby agreeing to indemnify and hold the Agent harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

     Section 15.  EXPENSES.

     The Borrower agrees to pay (a) the reasonable costs of producing and reproducing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Banks (other than taxes based upon the Agent's or any Bank's gross or net income), including any recording, mortgage, documentary or intangibles taxes in connection with the Loan Documents, or other taxes payable on or with respect to the transactions contemplated by this Agreement, including any such taxes payable by the Agent or any of the Banks after the Closing Date (the Borrower hereby agreeing to indemnify the Agent and each Bank with respect thereto), (c) the reasonable fees, expenses and disbursements of the counsel to the Agent incurred in connection with the preparation, execution and delivery of the Loan Documents and the initial closing hereunder; provided, however, that such fees payable by the Borrower pursuant to this (c) shall not exceed an amount agreed upon by Borrower and BKB, (d) the reasonable fees, expenses and disbursements of the counsel to the Agent, and any local counsel to the Agent incurred in connection with the interpretation of the Loan Documents and other instruments mentioned herein (excluding, however, the preparation of agreements evidencing participations granted under Section 18.4), and amendments, modifications, approvals, consents or waivers hereto or hereunder (provided that the Agent shall notify the Borrower on or about the time such costs are incurred that such costs are being or are to be incurred), (e) the reasonable fees, expenses and disbursements of the Agent incurred by the Agent in connection with the preparation or interpretation of the Loan Documents and other instruments mentioned herein, and the making of each advance hereunder, (f) all reasonable out-of-pocket expenses (including reasonable attorneys' fees and costs, which attorneys may be employees of any Bank or the Agent and the fees and costs of appraisers, engineers, investment bankers or other experts retained by any Bank or the Agent) incurred by any Bank or the Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or the Guarantor or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Agent's or any of the Bank's relationship with the Borrower or the Guarantor, and (g) all reasonable fees, expenses and disbursements of any Bank or the Agent incurred in connection with UCC searches, UCC filings, title rundowns or title searches; provided, however, that the fees of counsel to the Agent payable by the Borrower with respect to the execution and delivery of this Agreement shall not exceed an amount agreed upon by Borrower and BKB (provided that such amount shall not include fees and expenses incurred after the date of this Agreement). The covenants of this Section 15 shall survive payment or satisfaction of payment of amounts owing with respect to the Notes.

     Section 16.  INDEMNIFICATION.

     The Borrower agrees to indemnify and hold harmless the Agent and the Banks and each director, officer, employee, agent and Person who controls the Agent or any Bank from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of or relating to this Agreement or any of the other Loan Documents or the transactions contemplated hereby and thereby including, without limitation, (a) any leasing fees and any brokerage, finders or similar fees asserted against any Person indemnified under this Section 16 based upon any agreement, arrangement or action made or taken, or alleged to have been made or taken, by the Borrower or any of its Subsidiaries or the Guarantor, (b) any condition of the Real Estate (c) any actual or proposed use by the Borrower of the proceeds of any of the Loans, (d) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Borrower or any of its Subsidiaries or the Guarantor, (e) the Borrower and the Guarantor entering into or performing this Agreement or any of the other Loan Documents, (f) any actual or alleged violation of any law, ordinance, code, order, rule, regulation, approval, consent, permit or license relating to the Real Estate, or (g) with respect to the Borrower and its Subsidiaries and the Guarantor and their respective properties and assets, the violation of any Environmental Law, the Release or threatened Release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding; provided, however, that the Borrower shall not be obligated under this Section 16 to indemnify any Person for liabilities arising from such Person's own gross negligence or willful misconduct. In litigation, or the preparation therefor, the Banks and the Agent shall be entitled to select a single law firm as their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this Section 16 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The provisions of this Section 16 shall survive the repayment of the Loans and the termination of the obligations of the Banks hereunder.

     Section 17.  SURVIVAL OF COVENANTS, ETC.

     All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or any of its Subsidiaries or the Guarantor pursuant hereto or thereto shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of any of the Loans, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Notes or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Loans. The indemnification obligations of the Borrower provided herein and the other Loan Documents shall survive the full repayment of amounts due and the termination of the obligations of the Banks hereunder and thereunder to the extent provided herein and therein. All statements contained in any certificate or other paper delivered to any Bank or the Agent at any time by or on behalf of the Borrower or any of its Subsidiaries or the Guarantor pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower or such Subsidiary or the Guarantor hereunder.

     Section 18.  ASSIGNMENT AND PARTICIPATION.

     Section 18.1. Conditions to Assignment by Banks. Except as provided herein, each Bank may assign to one or more banks or other entities all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it, and the Notes held by it); provided that (a) the Agent shall have given its prior written consent to such assignment, which consent shall not be unreasonably withheld or delayed (provided that such consent shall not be required for any assignment to another Bank, to a bank which is under common control with the assigning Bank or to a wholly-owned Subsidiary of such Bank provided that such assignee shall remain a wholly-owned Subsidiary of such Bank),
(b) the Borrower shall have given its prior written consent to such assignment, which consent shall not be unreasonably withheld or delayed (provided that such consent shall not be required if a Default or Event of Default shall have occurred and be continuing or for any assignment to another Bank, to a bank which is under common control with the assigning Bank or to a wholly-owned Subsidiary of such Bank provided that such assignee shall remain a wholly-owned Subsidiary of such Bank), (c) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Agreement,
(d) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), a notice of such assignment, together with any Notes subject to such assignment, (e) in no event shall any voting, consent or approval rights of a Bank be assigned to any Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by, the Borrower or the Guarantor, which rights shall instead be allocated pro rata among the other remaining Banks, (f) such assignee shall have a net worth as of the date of such assignment of not less than $500,000,000, (g) if such assignee is not incorporated under the laws of the United States of America or any State, it shall prior to such assignment deliver to the Borrower and the Agent certification as to its exemption from deduction or withholding of any United States federal income taxes, and (h) such assignee shall acquire an interest in the Loans of not less than $10,000,000. Prior to the activation of Tranche B as provided in
Section 2.8, any assignment by a Bank of a portion of its Note shall also include a pro rata assignment of such Bank's
Commitment with respect to Tranche B. Upon such execution, delivery, acceptance and recording, of such notice of assignment,
(i) the assignee thereunder shall be a party hereto and all other Loan Documents executed by the Banks and, to the extent provided in such assignment, have the rights and obligations of a Bank hereunder, (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in Section 18.2, be released from its obligations under this Agreement, and (iii) the Agent may unilaterally amend Schedule 1 to reflect such assignment. In connection with each assignment, the assignee shall represent and warrant to the Agent, the assignor and each other Bank as to whether such assignee is controlling, controlled by, under common control with or is not otherwise free from influence or control by, the Borrower and the Guarantor. Notwithstanding anything herein to the contrary, in the event that BKB desires to assign all of its interest in the Loan and its position as Agent under the Loan Documents, or desires to assign or enter into a participation for, all or a part of its interest in the Loan which, upon consummation of such assignment or participation, would result in BKB having a Commitment which is less than the largest Commitment held by any Bank other than BKB, then BKB shall first provide written notice thereof to each other Bank and allow the Majority Banks a period of fifteen (15) Business Days following receipt of such notice within which to select a Bank to serve as Agent. In the event that the Majority Banks shall so select a successor Agent, such Agent shall succeed to the rights and duties of Agent as otherwise provided in this Agreement. In the event that a successor Agent among the Banks is not selected by the Majority Banks within fifteen (15) Business Days following receipt of such notice from Agent, the Agent shall be thereafter be free to resign as Agent as provided in this Agreement.

     Section 18.2. Register. The Agent shall maintain a copy of each assignment delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentages of, and principal amount of the Loans owing to the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Agent a registration fee in the sum of $2,000; provided that the foregoing registration fee shall not be applicable to assignments by the Syndication Agent.

     Section 18.3.  New Notes.  Upon its receipt of an
assignment executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Banks (other than the assigning Bank). Within five Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such assignee in an amount equal to the amount assumed by such assignee pursuant to such assignment and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder, and shall cause the Guarantor to deliver to the Agent an acknowledgment in form and substance satisfactory to the Agent to the effect that the Guaranty extends to and is applicable to each new Note. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such assignment and shall otherwise be in substantially the form of the assigned Notes. The surrendered Notes shall be canceled and returned to the Borrower.

     Section 18.4. Participations. Each Bank may sell participations to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this Agreement and the other Loan Documents; provided that (a) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrower, (b) such sale and participation shall not entitle such participant to any rights or privileges under this Agreement or the Loan Documents (including, without limitation, the right to approve waivers, amendments or modifications), (c) such participant shall have no direct rights against the Borrower or the Guarantor except the rights granted to the Banks pursuant to Section 13, (d) such sale is effected in accordance with all applicable laws, and (e) such participant shall not be a Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by, the Borrower or the Guarantor.

     Section 18.5. Pledge by Bank. Any Bank may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Note) to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

     Section 18.6. No Assignment by Borrower. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

     Section 18.7. Disclosure. The Borrower agrees that in addition to disclosures made in accordance with standard banking practices any Bank may disclose information obtained by such Bank pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder.

     Section 19.  NOTICES.

     Each notice, demand, election or request provided for or permitted to be given pursuant to this Agreement (hereinafter in this Section 19 referred to as "Notice"), but specifically excluding to the maximum extent permitted by law any notices of the institution or commencement of foreclosure proceedings, must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing same in the United States Mail, postpaid and registered or certified, return receipt requested, or as expressly permitted herein, by telegraph, telecopy, telefax or telex, and addressed as follows:

     If to the Agent or BKB:

                BankBoston, N.A.
                100 Federal Street
                Boston, Massachusetts  02110
                Attn:  Real Estate Division

     With a copy to:

                BankBoston, N.A.
                115 Perimeter Center Place, N.E.
                Suite 500
                Atlanta, Georgia  30346
                Attn:  Dan Stegemoeller
                Telecopier No.:  770/390-8434

     If to BOA:

                Bank of America National Trust
                   and Savings Association
                231 South LaSalle Street
                12th Floor
                Chicago, Illinois  60697
                Attn: George W. Kirtland, Jr.
                Telecopier No.:  312/974-4970

     If to the Borrower:

                Storage Trust Properties, L.P.
                2407 Rangeline
                Columbia, Missouri  65202
                Attn: Stephen M. Dulle
                Telecopier No.:  573/442-5554

and to each other Bank which may hereafter become a party to this Agreement at such address as may be designated by such Bank.
Each Notice shall be effective upon being personally delivered or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid. The time period in which a response to such Notice must be given or any action taken with respect thereto (if any), however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier, or if so deposited in the United States Mail, the earlier of three (3) Business Days following such deposit or the date of receipt as disclosed on the return receipt. Rejection or other refusal to accept or the inability to deliver because of changed address for which no notice was given shall be deemed to be receipt of the Notice sent. By giving at least fifteen (15) days prior Notice thereof, the Borrower, a Bank or Agent shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

     Section 20.  RELATIONSHIP.

     Neither the Agent nor any Bank has any fiduciary relationship with or fiduciary duty to the Borrower or its Subsidiaries or Guarantor arising out of or in connection with this Agreement or the other Loan Documents or the transactions contemplated hereunder or thereunder, and the relationship between each Bank and the Borrower is solely that of a lender and borrower, and nothing contained herein or in any of the other Loan Documents shall in any manner be construed as making the parties hereto partners, joint venturers or any other relationship other than lender and borrower.

     Section 21.  GOVERNING LAW; CONSENT TO JURISDICTION AND
SERVICE.

     THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SUCH STATE (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 19. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

     Section 22.  HEADINGS.

     The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

     Section 23.  COUNTERPARTS.

     This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

     Section 24.  ENTIRE AGREEMENT, ETC.

     The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in
Section 27.

     Section 25.  WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS.

     EACH OF THE BORROWER, THE AGENT AND THE BANKS HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT TO THE EXTENT EXPRESSLY PROHIBITED BY LAW, THE BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY BANK OR THE AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH BANK OR THE AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT THE AGENT AND THE BANKS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES BY, AMONG OTHER THINGS, THE WAIVER AND CERTIFICATIONS CONTAINED IN THIS
SECTION 25. BORROWER ACKNOWLEDGES THAT IT HAS HAD AN OPPORTUNITY TO REVIEW THIS SECTION 25 WITH ITS LEGAL COUNSEL AND THAT BORROWER AGREES TO THE FOREGOING AS ITS FREE, KNOWING AND VOLUNTARY ACT.

     Section 26.  DEALINGS WITH THE BORROWER.

     The Banks and their affiliates may accept deposits from, extend credit to and generally engage in any kind of banking, trust or other business with the Borrower, its Subsidiaries, the Guarantor or any of their affiliates regardless of the capacity of the Bank hereunder.

     Section 27.  CONSENTS, AMENDMENTS, WAIVERS, ETC.

     Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Majority Banks. Notwithstanding the foregoing, none of the following may occur without the written consent of each Bank: a change in the rate of interest on and the term of the Notes; a change in the amount of the Commitments of the Banks (except as provided in Section 2.8); a forgiveness, reduction or waiver of the principal of any unpaid Loan or any interest thereon or fee payable under the Loan Documents; a change in the amount of any fee payable to a Bank hereunder; the postponement of any date fixed for any payment of principal of or interest on the Loan; an extension of the Maturity Date; a change in the manner of distribution of any payments to the Banks or the Agent; the release of the Borrower or the Guarantor except as otherwise provided herein; an amendment of the definition of Majority Banks or of any requirement for consent by all of the Banks; an amendment to this
Section 27; or an amendment of any provision of this Agreement or the Loan Documents which requires the approval of the Majority Banks to require a lesser number of Banks to approve such action. The amount of the Agent's fee payable for the Agent's account and the provisions of Section 14 may not be amended without the written consent of the Agent. There shall be no amendment, modification or waiver of any provision in the Loan Documents with respect to Swing Loans without the consent of the Swing Loan Bank. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

     Section 28.  SEVERABILITY.

     The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

     Section 29.  NO UNWRITTEN AGREEMENTS.

     THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     Section 30.  TIME OF THE ESSENCE.

     Time is of the essence with respect to each and every covenant, agreement and obligation of the Borrower under this Agreement and the other Loan Documents.

     Section 31.  LIMITATION ON LIABILITY.

     NO OBLIGATION OR LIABILITY WHATSOEVER OF STORAGE TRUST GUARANTOR (WHETHER AS GUARANTOR OR AS GENERAL PARTNER OF THE BORROWER) WHICH MAY ARISE AT ANY TIME UNDER THIS AGREEMENT OR ANY OBLIGATION OR LIABILITY WHICH MAY BE INCURRED BY IT PURSUANT TO ANY OTHER LOAN DOCUMENT SHALL BE PERSONALLY BINDING UPON, NOR SHALL RESORT FOR THE ENFORCEMENT THEREOF BE HAD TO, THE PRIVATE PROPERTY OF ANY OF STORAGE TRUST GUARANTOR'S SHAREHOLDERS, TRUSTEES, OFFICERS OR EMPLOYEES, REGARDLESS OF WHETHER SUCH OBLIGATION OR LIABILITY IS IN THE NATURE OF CONTRACT, TORT OR OTHERWISE. NOTHING HEREIN SHALL DIMINISH OR IMPAIR THE RIGHTS OF AGENT AND THE BANKS TO PURSUE ANY REMEDY AGAINST ANY ASSETS OF STORAGE TRUST GUARANTOR.

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.

                                 STORAGE TRUST PROPERTIES, L.P.,
                                 a Delaware limited partnership,
                                 by its sole general partner

                                 By:  Storage Trust Realty,
                                      a Maryland real estate
                                      investment trust


                                       By:----------------------------
                                          Name:-----------------------
                                          Title:----------------------

                                                  [SEAL]

                                       BANKBOSTON, N.A.,
                                       individually and as Agent


                                       By:----------------------------
                                          Jeffrey L. Warwick, Director


                                                  [BANK SEAL]

                                       BANK OF AMERICA NATIONAL TRUST
                                       AND SAVINGS ASSOCIATION


                                       By: ---------------------------

                                       Its: --------------------------

                              EXHIBIT A

                             FORM OF NOTE




$--------------                                         January --, 1998


     FOR VALUE RECEIVED, the undersigned STORAGE TRUST PROPERTIES, L.P., a Delaware limited partnership, hereby promises to pay to ------------------------------ or order, in accordance with the terms of that certain Revolving Credit Agreement dated as of January 25, 1998 (the "Credit Agreement"), as from time to time in effect, among the undersigned, BankBoston, N.A., for itself and as Agent, and such other Banks as may be from time to time named therein, to the extent not sooner paid, on or before the Maturity Date the principal sum of
-------------------------------------------------------------
DOLLARS ($--------------), or such amount as may be advanced by the payee hereof under the Credit Agreement (but excluding Swing Loans made pursuant to Sections 2.4A(a) through (c) of the Credit Agreement) with daily interest from the date hereof, computed as provided in the Credit Agreement, on the principal amount hereof from time to time unpaid, at a rate per annum on each portion of the principal amount which shall at all times be equal to the rate of interest applicable to such portion in accordance with the Credit Agreement, and with interest on overdue principal and, to the extent permitted by applicable law, on overdue installments of interest and late charges at the rates provided in the Credit Agreement. Interest shall be payable on the dates specified in the Credit Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

     Payments hereunder shall be made to BankBoston, N.A., as Agent for the payee hereof, 100 Federal Street, Boston,
Massachusetts 02110.

     This Note is one of one or more Notes evidencing borrowings under and is entitled to the benefits and subject to the provisions of the Credit Agreement. The principal of this Note may be due and payable in whole or in part prior to the maturity date stated above and is subject to mandatory prepayment in the amounts and under the circumstances set forth in the Credit Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Credit Agreement.

     Notwithstanding anything in this Note to the contrary, all agreements between the Borrower and the Banks and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Banks exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Banks in excess of the maximum lawful amount, the interest payable to the Banks shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Banks shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations, such excess shall be refunded to the Borrower. All interest paid or agreed to be paid to the Banks shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between the Borrower and the Banks and the Agent.

     In case an Event of Default shall occur, the entire principal amount of this Note may become or be declared due and payable in the manner and with the effect provided in said Credit
Agreement.

     This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (without giving effect to the conflict of laws rules of any jurisdiction).

     The undersigned maker and all guarantors and endorsers, hereby waive presentment, demand, notice, protest, notice of intention to accelerate the indebtedness evidenced hereby, notice of acceleration of the indebtedness evidenced hereby and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Credit Agreement, and assent to extensions of time of payment or forbearance or other indulgence without notice.

     IN WITNESS WHEREOF the undersigned has executed this Note under seal as of the day and year first above written.


                                 STORAGE TRUST PROPERTIES, L.P.,
                                 a Delaware limited partnership,
                                 by its sole general partner

                                 By: Storage Trust Realty,
                                       a Maryland real estate
                                       investment trust

                                     By:----------------------
                                         Name:-----------------
                                         Title:----------------

                                                  [SEAL]

                                EXHIBIT B


                         FORM OF SWING LOAN NOTE

$--------------                                       January --,  1998


     FOR VALUE RECEIVED, the undersigned STORAGE TRUST PROPERTIES, L.P., a Delaware limited partnership, hereby promises to pay to ------------------------------ or order, in accordance with the terms of that certain Revolving Credit Agreement dated as of January 25, 1998 (the "Credit
Agreement"), as from time to time in effect, among the undersigned, BankBoston, N.A., for itself and as Agent, and such other Banks as may be from time to time named therein, to the extent not sooner paid, on or before the Maturity Date the principal sum of
-------------------------------------------------------------
DOLLARS ($--------------), or such amount as may be advanced by the payee hereof under the Credit Agreement as Swing Loans with daily interest from the date hereof, computed as provided in the Credit Agreement, on the principal amount hereof from time to time unpaid, at a rate per annum on each portion of the principal amount which shall at all times be equal to the rate of interest applicable to such portion in accordance with the Credit Agreement, and with interest on overdue principal and, to the extent permitted by applicable law, on overdue installments of interest and late charges at the rates provided in the Credit Agreement. Interest shall be payable on the dates specified in the Credit Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

     Payments hereunder shall be made to  BankBoston,   N.A., as
Agent for the payee hereof, 100 Federal Street, Boston,
Massachusetts 02110.

     This Note is one of one or more Notes evidencing borrowings under and is entitled to the benefits and subject to the provisions of the Credit Agreement. The principal of this Note may be due and payable in whole or in part prior to the maturity date stated above and is subject to mandatory prepayment in the amounts and under the circumstances set forth in the Credit Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Credit Agreement.

     Notwithstanding anything in this Note to the contrary, all agreements between the Borrower and the Banks and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Banks exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Banks in excess of the maximum lawful amount, the interest payable to the Banks shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Banks shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations, such excess shall be refunded to the Borrower. All interest paid or agreed to be paid to the Banks shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between the Borrower and the Banks and the Agent.

     In case an Event of Default shall occur, the entire principal amount of this Note may become or be declared due and payable in the manner and with the effect provided in said Credit
Agreement.

     This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (without giving effect to the conflict of laws rules of any jurisdiction).

     The undersigned maker and all guarantors and endorsers, hereby waive presentment, demand, notice, protest, notice of intention to accelerate the indebtedness evidenced hereby, notice of acceleration of the indebtedness evidenced hereby and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Credit Agreement, and assent to extensions of time of payment or forbearance or other indulgence without notice.

     IN WITNESS WHEREOF the undersigned has executed this Note under seal as of the day and year first above written.


                                 STORAGE TRUST PROPERTIES, L.P.,
                                 a Delaware limited partnership,
                                 by its sole general partner

                                 By: Storage Trust Realty,
                                       a Maryland real estate
                                       investment trust


                                     By:----------------------
                                         Name:-----------------
                                         Title:----------------

                                                  [SEAL]

                                EXHIBIT C

                        FORM OF REQUEST FOR LOAN


BankBoston, N.A., as Agent
115 Perimeter Center Place, N.E.
Suite 500
Atlanta, Georgia 30346
Attn:   Dan Stegemoeller

Ladies and Gentlemen:

     Pursuant to the provisions of Section 2.6 of the Revolving Credit Agreement dated as of January 25, 1998, as from time to time in effect (the "Credit Agreement"), among Storage Trust Properties, L.P. (the "Borrower"), BankBoston, N.A., for itself and as Agent and the other Banks from time to time party thereto, the Borrower hereby requests and certifies as follows:

     1.    Loan.  The Borrower hereby requests a [Loan under
Section 2.1] [Swing Loan under Section 2.4A] of the Credit
Agreement [strike inapplicable language]:

           Principal Amount: $

           LIBOR or Base Rate:

           Drawdown Date:                , 19

           Interest Period:

by credit to the general account of the Borrower with the Agent at the Agent's Head Office.

           [IF THE REQUESTED LOAN IS A SWING LOAN AND THE BORROWER DESIRES FOR SUCH LOAN TO BE A LIBOR RATE LOAN FOLLOWING ITS
CONVERSION AS PROVIDED IN SECTION 2.4A(D), SPECIFY THE INTEREST
PERIOD FOLLOWING CONVERSION:--------------------]

     2. Use of Proceeds. Such Loan shall be used for the following purposes permitted by Section 7.11 of the Credit
Agreement:

                               [Describe]

     3. No Default. The undersigned chief financial officer of the sole general partner of the Borrower certifies that since the date of the last Compliance Certificate delivered pursuant to the Credit Agreement, there have been no material changes in the matters certified in such Compliance Certificate that could cause a Default or Event of Default to occur after giving effect to the making of the Loan requested hereby.

     4. Representations True. Each of the representations and warranties made by or on behalf of the Borrower and its Subsidiaries and the Guarantor contained in the Credit Agreement, in the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Credit Agreement was true as of the date as of which it was made and shall also be true at and as of the Drawdown Date for the Loan requested hereby, with the same effect as if made at and as of such Drawdown Date (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and except to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default has occurred and is continuing.

     5. Other Conditions. All other conditions to the making of the Loan requested hereby set forth in Section 11 of the Credit Agreement have been satisfied.

     6. Drawdown Date. Except to the extent, if any, specified by notice actually received by the Agent prior to the Drawdown
Date specified above, the foregoing representations and warranties shall be deemed to have been made by the Borrower on and as of such Drawdown Date.

     7. Definitions. Terms defined in the Credit Agreement are used herein with the meanings so defined.

     IN WITNESS WHEREOF, I have hereunto set my hand this ----- day of ---------------, 199---.


                                 STORAGE TRUST PROPERTIES, L.P.,
                                 a Delaware limited partnership,
                                 by its sole general partner

                                 By:  Storage Trust Realty,
                                       a Maryland real estate
                                       investment trust


                                       By:-----------------------
                                          Chief Financial Officer

The undersigned chief financial officer of Storage Trust Guarantor joins in the execution hereof to certify that since the date of the last Compliance Certificate delivered pursuant to the Credit Agreement, there have been no material changes that could cause a Default or Event of Default to occur after giving effect to the making of the Loan requested hereby.


                                 STORAGE TRUST REALTY,
                                 a Maryland real estate investment
                                 trust


                                 By:----------------------------
                                      Chief Financial Officer

                                EXHIBIT D

               FORM OF REQUEST FOR ACTIVATION OF TRANCHE B


BankBoston, N.A., as Agent
115 Perimeter Center Place, N.E.
Suite 500
Atlanta, Georgia 30346
Attn:  Dan Stegemoeller

Ladies and Gentlemen:

     Pursuant to the provisions of Section 2.8 of the Revolving Credit Agreement dated as of January 25, 1998, as from time to time in effect (the "Credit Agreement"), among Storage Trust Properties, L.P. (the "Borrower"), BankBoston, N.A., for itself and as Agent, and the other Banks from time to time party thereto, the Borrower hereby requests and certifies as follows:

     1. Activation Request. The Borrower hereby irrevocably requests that Tranche B in the amount of $50,000,000.00 be activated as provided in Section 2.8 of the Credit Agreement.

     2. Activation Fee. The Borrower has paid to the Agent the activation fee required by Section 2.8(c)(i) of the Credit
Agreement.

     3. No Default. The undersigned chief financial or chief accounting officer of the sole general partner of Borrower certifies that the Borrower is and will be in compliance with all covenants under the Loan Documents after giving effect to the request evidenced hereby.

     4. Representations True. Each of the representations and warranties made by or on behalf of the Borrower, the Guarantor and their Subsidiaries contained in the Credit Agreement, in the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Credit Agreement was true as of the date as of which it was made and shall also be true at and as of the date hereof with the same effect as if made at and as of the date hereof (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and except to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default has occurred and is continuing.

     5. Other Conditions. All other conditions to the extension to the Loan requested hereby set forth in Section 2.8 of the Credit Agreement have been satisfied.

     6. Definitions. Terms defined in the Credit Agreement are used herein with the meanings so defined.

     IN WITNESS WHEREOF, I have hereunto set my hand this ----- day of --------------, 199--.

                              STORAGE TRUST PROPERTIES, L.P.,
                              a Delaware limited partnership, by
                              its sole general partner

                              By:   Storage Trust Realty,
                                    a Maryland real estate
                                    investment trust


                                    By:---------------------------
                                          Chief Financial or
                                           Chief Accounting Officer

                                EXHIBIT E


                                 FORM OF
                         COMPLIANCE CERTIFICATE


BankBoston, N.A.
for itself and as Agent
115 Perimeter Center Place, N.E.
Suite 500
Atlanta, Georgia 30346
Attn: Dan Stegemoeller

Bank of America National Trust
  and Savings Association
231 South LaSalle Street
12th Floor
Chicago, Illinois  60697
Attn:  George W. Kirtland, Jr.

[INSERT NAMES AND ADDRESSES
     OF OTHER BANKS]

Ladies and Gentlemen:

     Reference is made to the Revolving Credit Agreement dated as of January 25, 1998 (the "Credit Agreement") by and among Storage Trust Properties, L.P. (the "Borrower"), BankBoston, N.A., for itself and as Agent, and the other Banks from time to time party thereto. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.

     Pursuant to the Credit Agreement, the Borrower and Storage Trust Guarantor are furnishing to you herewith (or has most recently furnished to you) the financial statements of Storage Trust Guarantor and Borrower and their respective Subsidiaries for the fiscal period ended --------------- (the "Balance Sheet Date"). Such financial statements have been prepared in accordance with generally accepted accounting principles and present fairly the financial position of Storage Trust Guarantor and Borrower and the Subsidiaries covered thereby at the date thereof and the results of their operations for the periods covered thereby, subject in the case of interim statements only to normal year-end audit adjustments.

     This certificate is submitted in compliance with requirements of Section 7.4(c), Section 7.5(d) and Section 10.10 of the Credit Agreement. If this certificate is provided under a provision other than Section 7.4(c), the calculations provided below are made using the financial statements of Storage Trust Guarantor and the Borrower and their Subsidiaries as of the Balance Sheet Date adjusted in the best good-faith estimate of the Borrower and Storage Trust Guarantor to give effect to the making of a Loan, extension of the Maturity Date, acquisition or disposition of property or other event that occasions the preparation of this certificate; and the nature of such event and the Borrower's and Storage Trust Guarantor's estimate of its effects are set forth in reasonable detail in an attachment hereto. The undersigned officers are the chief financial officer of the sole general partner of the Borrower and the chief financial officer of Storage Trust Guarantor, respectively.

     The undersigned officers have caused the provisions of the Credit Agreement and the Guaranty to be reviewed and have no knowledge of any Default or Event of Default. (Note: If the signers do have knowledge of any Default or Event of Default, the form of certificate should be revised to specify the Default or Event of Default, the nature thereof and the actions taken, being taken or proposed to be taken by the Borrower and Storage Trust Guarantor with respect thereto.)

     The Borrower and Storage Trust Guarantor are providing the information set forth in the schedule attached hereto to demonstrate compliance as of the date hereof with the covenants described therein.

     IN WITNESS WHEREOF, we have hereunto set our hands this --- day of ----------------, 199--.

                                 STORAGE TRUST PROPERTIES, L.P., a
                                 Delaware limited partnership, by
                                 its sole general partner

                                 By:  Storage Trust Realty, a
                                        Maryland real estate
                                        investment trust


                                      By:------------------------------
                                         Chief Financial Officer


                                 STORAGE TRUST REALTY, a Maryland
                                 real estate investment trust

                                 By:--------------------------------
                                       Chief Financial Officer

                               SCHEDULE 1

                         BANKS AND COMMITMENTS

                                      Commitment          Commitment      Commitment
                                      (Tranche A)         (Tranche B)     Percentage

BankBoston, N.A.                   $ 83,333,333.33      $41,666,666.67       83.33%
100 Federal Street
Boston, Massachusetts 02110

LIBOR Lending Office
Same as above


Bank of America National Trust     $ 16,666,666.67      $ 8,333,333.33       16.67%
   and Savings Association
231 South LaSalle Street
12th Floor
Chicago, Illinois 60679
Attn:  George W. Kirtland, Jr.

LIBOR Lending office
Same as above

                                   ---------------      --------------       -----
                                   $100,000,000.00      $50,000,000.00       100.0%

                               SCHEDULE 2

                   EXAMPLE OF TEST DEBT SERVICE AMOUNT

                              SCHEDULE 6.17


                          ENVIRONMENTAL MATTERS

                              SCHEDULE 6.18


                      SUBSIDIARIES OF THE BORROWER

                              SCHEDULE 7.14


                    UNENCUMBERED OPERATING PROPERTIES

                              SCHEDULE 9.1


                              DEFINED TERMS


     As used in Section 9.1(b) and (c) and elsewhere in this
Schedule 9.1, the following terms have the respective meanings set forth below:

     Capital Lease. A Capital Lease shall mean, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with generally accepted accounting principles.

     Consolidated Adjusted Capitalization.  Consolidated Adjusted
Capitalization as of any date means the sum of Consolidated
Adjusted Tangible Net Worth and Consolidated Debt as of such date.

     Consolidated Adjusted Tangible Net Worth.  Consolidated
Adjusted Tangible Net Worth means, at any time,

     (a) the sum of (i) the par value (or value stated on the books of the Borrower or Storage Trust Guarantor, as applicable) of the capital stock or other equity interests (but excluding treasury stock, capital stock subscribed and unissued and mandatorily redeemable Preferred Stock or corresponding equity interests) of the Borrower and its Subsidiaries or Storage Trust Guarantor and its Subsidiaries, as applicable, at such time plus
(ii) the amount of the paid-in capital and retained earnings of such Person and its Subsidiaries at such time, in each case as such amounts would be shown on a consolidated balance sheet of such Person and its Subsidiaries as of such time prepared in accordance with generally accepted accounting principles, minus

     (b) to the extent included in clause (a), all amounts properly attributable to minority interests, if any, in the stock or other equity interests and surplus of Subsidiaries (other than the Borrower when determining such amount for Storage Trust Guarantor and its Subsidiaries), minus

     (c) the net book value of all assets, after deducting any reserves applicable thereto, which would be treated as intangible under generally accepted accounting principles, including, without limitation, good will, trademarks, trade names, service marks, brand names, copyrights, patents and unamortized debt discount and expense, organizational expenses and the excess of the equity in any Subsidiary over the cost of the investment in such Subsidiary, plus

     (d) accumulated depreciation on real estate properties as such amount would be shown on a consolidated balance sheet of such Person and its Subsidiaries as of such time prepared in accordance with generally accepted accounting principles.

     Consolidated Debt. Consolidated Debt means, as of any date of determination, the total of all Debt of the Borrower and its Subsidiaries or Storage Trust Guarantor and its Subsidiaries, as applicable, outstanding on such date, after eliminating all offsetting debits and credits among such Person and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of such Person and its Subsidiaries in accordance with generally accepted accounting principles.

     Debt. With respect to any Person, Debt means, at any time, without duplication,

     (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

     (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

     (c) all liabilities appearing on its balance sheet in accordance with generally accepted accounting principles in respect of Capital Leases;

     (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

     (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

     (f)   Swaps of such Person; and

     (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under generally accepted accounting principles.

     Guaranty. Guaranty means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

     (a) to purchase such indebtedness or obligation or any property constituting security therefor;

     (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

     (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

     (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

     Preferred Stock. Preferred Stock means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

     Swaps. With respect to any Person, Swaps means payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligations under

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
any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.


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